                               ASSET PURCHASE AGREEMENT


                                       BETWEEN


                                   IT NETWORK, INC.

                                         AND


                              BRITE VOICE SYSTEMS, INC.









                                  SEPTEMBER 23, 1997

                                  TABLE OF CONTENTS
                                                                            PAGE
ARTICLE I -- TERMS OF THE TRANSACTION. . . . . . . . . . . . . . . . . . . . .1
1.1    CERTAIN DEFINED TERMS . . . . . . . . . . . . . . . . . . . . . . . . .1
1.2    CERTAIN ADDITIONAL DEFINED TERMS. . . . . . . . . . . . . . . . . . . .4
1.3    ASSETS TO BE TRANSFERRED. . . . . . . . . . . . . . . . . . . . . . . .5
1.4    EXCLUDED ASSETS . . . . . . . . . . . . . . . . . . . . . . . . . . . .6
1.5    INSTRUMENTS OF CONVEYANCE . . . . . . . . . . . . . . . . . . . . . . .6
1.6    PURCHASE PRICE AND PAYMENT. . . . . . . . . . . . . . . . . . . . . . .6
1.7    ALLOCATION OF PURCHASE PRICE. . . . . . . . . . . . . . . . . . . . . .6
1.8    LIABILITIES ASSUMED BY BUYER. . . . . . . . . . . . . . . . . . . . . .6
1.9    LIABILITIES NOT ASSUMED BY BUYER. . . . . . . . . . . . . . . . . . . .6

ARTICLE II -- DEPOSIT SHARES . . . . . . . . . . . . . . . . . . . . . . . . .8
2.1    THE DEPOSIT SHARES. . . . . . . . . . . . . . . . . . . . . . . . . . .8
2.2    DISPOSITION OF DEPOSIT SHARES . . . . . . . . . . . . . . . . . . . . .8
2.3    CERTAIN SALES RESTRICTIONS. . . . . . . . . . . . . . . . . . . . . . .9

ARTICLE III -- CLOSING . . . . . . . . . . . . . . . . . . . . . . . . . . . .9
3.1    CLOSING . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .9
3.2    DELIVERIES BY SELLER. . . . . . . . . . . . . . . . . . . . . . . . . .9
3.3    DELIVERIES BY BUYER . . . . . . . . . . . . . . . . . . . . . . . . . 11

ARTICLE IV -- REPRESENTATIONS AND WARRANTIES OF SELLER . . . . . . . . . . . 11
4.1    CORPORATE ORGANIZATION. . . . . . . . . . . . . . . . . . . . . . . . 11
4.2    QUALIFICATION . . . . . . . . . . . . . . . . . . . . . . . . . . . . 12
4.3    AUTHORITY RELATIVE TO THIS AGREEMENT. . . . . . . . . . . . . . . . . 12
4.4    NONCONTRAVENTION. . . . . . . . . . . . . . . . . . . . . . . . . . . 12
4.5    GOVERNMENTAL APPROVALS. . . . . . . . . . . . . . . . . . . . . . . . 12
4.6    TITLE TO ASSETS . . . . . . . . . . . . . . . . . . . . . . . . . . . 12
4.7    FINANCIAL STATEMENTS. . . . . . . . . . . . . . . . . . . . . . . . . 13
4.8    ABSENCE OF CERTAIN CHANGES. . . . . . . . . . . . . . . . . . . . . . 13
4.9    TAX MATTERS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 14
4.10   COMPLIANCE WITH LAWS. . . . . . . . . . . . . . . . . . . . . . . . . 14
4.11   LEGAL PROCEEDINGS . . . . . . . . . . . . . . . . . . . . . . . . . . 14
4.12   SUFFICIENCY AND CONDITION OF ASSETS . . . . . . . . . . . . . . . . . 14
4.13   INTELLECTUAL PROPERTY . . . . . . . . . . . . . . . . . . . . . . . . 15
4.14   PERMITS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 15
4.15   AGREEMENTS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 16
4.16   EMPLOYEES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 16
4.17   INSURANCE . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 16
4.18   BROKERAGE FEES. . . . . . . . . . . . . . . . . . . . . . . . . . . . 17
4.19   DISCLOSURE. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 17
4.20   REPRESENTATIONS AND WARRANTIES ON CLOSING DATE. . . . . . . . . . . . 17

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ARTICLE V -- REPRESENTATIONS AND WARRANTIES OF BUYER . . . . . . . . . . . . 17
5.1    CORPORATE ORGANIZATION. . . . . . . . . . . . . . . . . . . . . . . . 17
5.2    AUTHORITY RELATIVE TO THIS AGREEMENT. . . . . . . . . . . . . . . . . 17
5.3    NONCONTRAVENTION. . . . . . . . . . . . . . . . . . . . . . . . . . . 18
5.4    GOVERNMENTAL APPROVALS. . . . . . . . . . . . . . . . . . . . . . . . 18
5.5    LEGAL PROCEEDINGS . . . . . . . . . . . . . . . . . . . . . . . . . . 18
5.6    BROKERAGE FEES. . . . . . . . . . . . . . . . . . . . . . . . . . . . 18
5.7    DISCLOSURE. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 18
5.8    REPRESENTATIONS AND WARRANTIES ON CLOSING DATE. . . . . . . . . . . . 19

ARTICLE VI -- CONDUCT OF BUSINESS PENDING CLOSING. . . . . . . . . . . . . . 19
6.1    CONDUCT AND PRESERVATION OF BUSINESS. . . . . . . . . . . . . . . . . 19
6.2    RESTRICTIONS ON CERTAIN ACTIONS . . . . . . . . . . . . . . . . . . . 19

ARTICLE VII -- ADDITIONAL AGREEMENTS . . . . . . . . . . . . . . . . . . . . 20
7.1    ACCOUNTS RECEIVABLE . . . . . . . . . . . . . . . . . . . . . . . . . 20
7.2    ACCESS TO INFORMATION; CONFIDENTIALITY. . . . . . . . . . . . . . . . 20
7.3    ACQUISITION PROPOSALS . . . . . . . . . . . . . . . . . . . . . . . . 22
7.4    THIRD PARTY CONSENTS. . . . . . . . . . . . . . . . . . . . . . . . . 23
7.5    REASONABLE BEST EFFORTS . . . . . . . . . . . . . . . . . . . . . . . 23
7.6    HSR ACT NOTIFICATION. . . . . . . . . . . . . . . . . . . . . . . . . 23
7.7    FINANCIAL STATEMENTS. . . . . . . . . . . . . . . . . . . . . . . . . 23
7.8    NONCOMPETITION. . . . . . . . . . . . . . . . . . . . . . . . . . . . 24
7.9    EMPLOYEE AND EMPLOYEE BENEFIT PLAN MATTERS. . . . . . . . . . . . . . 25
7.10   TRANSFER OF CERTAIN CONTRACTS . . . . . . . . . . . . . . . . . . . . 26
7.11   AMENDMENT OF SCHEDULES. . . . . . . . . . . . . . . . . . . . . . . . 27
7.12   NOTIFICATION OF CERTAIN MATTERS . . . . . . . . . . . . . . . . . . . 27
7.13   FEES AND EXPENSES . . . . . . . . . . . . . . . . . . . . . . . . . . 27
7.14   TAXES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 27
7.15   FINANCING . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 28
7.16   ADJUSTMENT. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 28

ARTICLE VIII -- CONDITIONS TO OBLIGATIONS OF SELLER. . . . . . . . . . . . . 28
8.1    REPRESENTATIONS AND WARRANTIES TRUE . . . . . . . . . . . . . . . . . 28
8.2    COVENANTS AND AGREEMENTS PERFORMED. . . . . . . . . . . . . . . . . . 28
8.3    HSR ACT . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 29
8.4    LEGAL PROCEEDINGS . . . . . . . . . . . . . . . . . . . . . . . . . . 29
8.5    CLOSING DELIVERIES. . . . . . . . . . . . . . . . . . . . . . . . . . 29

ARTICLE IX -- CONDITIONS TO OBLIGATIONS OF BUYER . . . . . . . . . . . . . . 29
9.1    REPRESENTATIONS AND WARRANTIES TRUE . . . . . . . . . . . . . . . . . 29
9.2    COVENANTS AND AGREEMENTS PERFORMED. . . . . . . . . . . . . . . . . . 29
9.3    HSR ACT . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 29
9.4    LEGAL PROCEEDINGS . . . . . . . . . . . . . . . . . . . . . . . . . . 29

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9.5    CONSENTS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 29
9.6    NO MATERIAL ADVERSE EFFECT. . . . . . . . . . . . . . . . . . . . . . 30
9.7    FINANCING . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 30
9.8    CLOSING DELIVERIES. . . . . . . . . . . . . . . . . . . . . . . . . . 30

ARTICLE X -- TERMINATION . . . . . . . . . . . . . . . . . . . . . . . . . . 30
10.1   TERMINATION . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 30
10.2   EXTENSIONS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 30
10.3   EFFECT OF TERMINATION . . . . . . . . . . . . . . . . . . . . . . . . 31

ARTICLE XI -- SURVIVAL OF REPRESENTATIONS AND WARRANTIES; INDEMNIFICATION. . 31
11.1   SURVIVAL. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 31
11.2   INDEMNIFICATION BY SELLER . . . . . . . . . . . . . . . . . . . . . . 31
11.3   INDEMNIFICATION BY BUYER. . . . . . . . . . . . . . . . . . . . . . . 32
11.4   PROCEDURE FOR INDEMNIFICATION . . . . . . . . . . . . . . . . . . . . 33

ARTICLE XII -- MISCELLANEOUS . . . . . . . . . . . . . . . . . . . . . . . . 34
12.1   NOTICES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 34
12.2   ENTIRE AGREEMENT. . . . . . . . . . . . . . . . . . . . . . . . . . . 35
12.3   BINDING EFFECT; ASSIGNMENT; NO THIRD PARTY BENEFIT. . . . . . . . . . 35
12.4   SEVERABILITY. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 35
12.5   GOVERNING LAW . . . . . . . . . . . . . . . . . . . . . . . . . . . . 35
12.6   FURTHER ASSURANCES. . . . . . . . . . . . . . . . . . . . . . . . . . 36
12.7   DESCRIPTIVE HEADINGS. . . . . . . . . . . . . . . . . . . . . . . . . 36
12.8   GENDER. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 36
12.9   REFERENCES. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 36
12.10  COUNTERPARTS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 36
12.11  DISCLOSURE. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 36
12.12  SURVIVAL. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 36
12.13  AMENDMENT . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 37
12.14  WAIVER. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 37
12.15  REMEDIES NOT EXCLUSIVE. . . . . . . . . . . . . . . . . . . . . . . . 37

                           INDEX OF SCHEDULES AND EXHIBITS

                                      SCHEDULES

NUMBER   NAME

1.1(a)   Contracts
1.1(b)   Permitted Encumbrances
1.3(a)   Furniture and Equipment; Computer Equipment
1.3(c)   Intellectual Property
1.3(g)   Prepaid Revenues
1.7      Allocation of Purchase Price
1.9      Liabilities Not Assumed by Buyer
4.4      Noncontravention
4.5      Government Approvals - Seller
4.6      Title to Assets
4.7      Financial Statements
4.8      Absence of Certain Changes
4.9      Tax Matters
4.11     Legal Proceedings
4.12     Sufficiency and Condition of Assets
4.13     Intellectual Property
4.14     Permits
4.15     Agreements
4.16     Employees
4.17     Insurance
5.4      Government Approvals - Buyer

                                       EXHIBITS

1.1(a)   Lease and Services Agreement
1.1(b)   Reseller Agreement
1.5      Bill of Sale
3.2(k)   Legal Opinion
3.3(b)   Assignment and Assumption Agreement

                               ASSET PURCHASE AGREEMENT


    ASSET PURCHASE AGREEMENT (this "Agreement"), dated as of September 23, 1997, between IT Network, Inc., a Texas corporation ("Buyer") and Brite Voice Systems, Inc., a Kansas corporation ("Seller").

    WHEREAS, Seller desires to sell to Buyer, and Buyer desires to purchase from Seller, the Assets (as hereinafter defined), which are all the assets relating to the Business (as hereinafter defined), upon the terms and subject to the conditions herein set forth;

    NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, Seller and Buyer hereby agree as follows:

                                      ARTICLE I

                               TERMS OF THE TRANSACTION

         1.1 CERTAIN DEFINED TERMS. As used in this Agreement, each of the following terms has the meaning given it below:

         "Affiliate" means, with respect to any person, any other person that, directly or indirectly, through one or more intermediaries, controls, is controlled by or is under common control with, such person. For the purposes of this definition, "control", when used with respect to any person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such person, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

         "Ancillary Documents" means each agreement, instrument and document (other than this Agreement) executed or to be executed by Seller or Buyer in connection with the transactions contemplated by this Agreement.

         "Applicable Law" means any statute, law, rule or regulation or any judgment, order, writ, injunction or decree of any Governmental Entity to which a specified person or property is subject.

         "Business" shall mean Seller's electronic publishing business consisting of: (i) the management of audiotex systems installed on the premises of newspaper and yellow pages publishers, including daily programming changes and the production of monthly reports reflecting system usage, messages played and advertisements heard; (ii) the creation and provision by satellite transmission of a wide variety of general information suitable for dissemination in any location for access by telephone callers through audiotex systems owned or operated by newspaper and yellow pages publishers, broadcasters and network operators and consisting of the information described in Seller's BDR, CityLine, and Telco Information Services, Consumer Tips and Consumer
    Notes Catalogs and the associated Guides, copies of which have been provided to Buyer; (iii) the creation and provision to yellow pages publishers over the Internet of a variety of information described in Seller's Internet Network Catalog, a copy of which has been provided to Buyer; (iv) the sale of advertising sponsorships to various categories of audiotex information made available through yellow pages publishers' audiotex systems, including creation of printed material designed for inclusion in the publishers' directories; and (v) advertiser management services provided on behalf of yellow pages publishers whereby advertising entities are contacted from an outbound call center for periodic updating of their audiotex sponsorships and advertisements.

         "Business Day" means a day on which national banks are generally open for business in New York City.

         "Code" means the Internal Revenue Code of 1986, as amended.

         "Common Stock" means the common stock, par value $.001 per share, of Parent.

         "Contracts " means all advertising sales, audio feed and services contracts and agreements as listed or described on SCHEDULE 1.1(a) and any additional agreements or contracts entered into by Seller in connection with the Business from the date of this Agreement to the Closing.

         "Encumbrances" means liens, charges, pledges, options, mortgages, deeds of trust, security interests, claims, restrictions, easements and other encumbrances of every type and description, whether imposed by law, agreement, understanding or otherwise.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

         "Exchange Act" means the Securities Exchange Act of 1934, as amended.

         "Governmental Entity" means any court or tribunal in any jurisdiction (domestic or foreign) or any federal, state, municipal or other governmental body, agency, authority, department, commission, board, bureau or instrumentality (domestic or foreign).

         "HSR Act" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

         "Intellectual Property" means patents, trademarks, service marks, trade names, service names, brand names, copyrights, trade secrets, know-how, inventions, computer software (including documentation and object and source codes) and similar rights, and all registrations, applications, licenses and rights with respect to any of the foregoing.

         "IRS" means the Internal Revenue Service.

         "Lease and Services Agreement" means the lease and services agreement covering the real property and providing for the telephone and long distance services described in and containing the terms set forth in the lease and services agreement attached hereto as EXHIBIT 1.1(a).

         "Material Adverse Effect" means a material adverse effect on the business, assets, results of operations, condition (financial or otherwise) or prospects of the Business or the ownership or operation of the Assets or any material portion thereof or on the ability of Seller to perform on a timely basis any material obligation of Seller under this Agreement or any agreement, instrument or document entered into or delivered in connection herewith.

         "Parent" means Source Media, Inc., a Delaware corporation, the owner of all the outstanding capital stock of Buyer.

         "Permits" means licenses, permits, franchises, consents, approvals, variances, exemptions and other authorizations of or from Governmental Entities.

         "Permitted Encumbrances" means (i) Encumbrances created by Buyer and
    (ii) the Encumbrances set forth on SCHEDULE 1.1(b); provided, however, that at the Closing "Permitted Encumbrances" shall not include a lien of record against the Assets.

         "Person" means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, enterprise, unincorporated organization or Governmental Entity.

         "Proceedings" means all proceedings, actions, claims, suits, investigations and inquiries by or before any arbitrator or Governmental Entity.

         "Reasonable Best Efforts" means a party's reasonable best efforts in accordance with reasonable commercial practice and without the incurrence of unreasonable expense.

         "Reseller Agreement " means the Reseller Agreement attached hereto as
    EXHIBIT 1.1(b).

         "Securities Act" means the Securities Act of 1933, as amended.

         "Taxes" means any income taxes or similar assessments or any sales, excise, occupation, use, ad valorem, property, production, severance, transportation, employment, payroll, franchise or other tax imposed by any United States federal, state or local (or any foreign or provincial) taxing authority, including any interest, penalties or additions attributable thereto.

         "Tax Return" means any return or report, including any related or supporting information, with respect to Taxes.

         "to the best knowledge" (or similar references to a party's knowledge) means the knowledge of or receipt of notice (oral or written) by such party or any of such party's officers or other employees having responsibility over the relevant subject matter, as such knowledge has or should have been obtained in the normal conduct of the business of such party or in connection with the preparation of the Schedules to this Agreement and the furnishing of information as contemplated by this Agreement.

         1.2 CERTAIN ADDITIONAL DEFINED TERMS. In addition to such terms as are defined in the opening paragraph of and the recitals to this Agreement and in SECTION 1.1, the following terms are used in this Agreement as defined in the Sections set forth opposite such terms:

     DEFINED TERM                                     SECTION REFERENCE

Acquired Business Balance Sheet                                 4.7
Acquired Business Statement of Cash Flows                       4.7
Acquired Business Statement of Operations                       4.7
Acquisition Proposal                                            7.3
Assets                                                          1.3
Assumed Liabilities                                             1.8
Buyer Claims                                                    11.2
Buyer Representatives                                           7.2
Buyer's Notice                                                  11.4
Closing                                                         3.1
Closing Date                                                    3.1
Confidential Information                                        7.2
Consent Required Contract                                       7.11
Damages                                                         11.2
Deposit Shares                                                  2.1
Employees                                                       4.16
Employment Arrangements                                         7.9
Escrow Agent                                                    2.1
Escrow Agreement                                                2.1
Financial Statements                                            4.7
GAAP                                                            4.7
Purchase Price                                                  1.6
Registration Rights Agreement                                   2.1
Retained Employees                                              7.9
Seller Claims                                                   11.3
Survival Date                                                   11.1
Termination Date                                                10.1
Transfer                                                        1.3

         1.3 ASSETS TO BE TRANSFERRED. At the Closing, and on the terms and subject to the conditions set forth in this Agreement, Seller shall sell, assign, transfer, deliver and convey (collectively, "Transfer"), or cause to be Transferred, to Buyer, and Buyer shall purchase from Seller, all the following assets and properties (together with any additions thereto which are related to the operation of the Business or replacements thereof between the date hereof and the Closing):

         (a) All furniture, equipment, machinery, materials, apparatus, spare parts, supplies and other tangible personal property listed or described on SCHEDULE 1.3(a);

         (b) Seller's computer equipment and hardware, central processing units, terminals, disk drives, tape drives, electronic memory units, printers, keyboards, screens, peripherals (and other input/output devices), modems and other communication controllers, and any and all parts and appurtenances thereto listed or described on SCHEDULE 1.3(a). Within ten days after the date of this Agreement, the parties shall jointly conduct and prepare an itemized inventory of the assets described in SECTION 1.3(a) and this SECTION 1.3(b), which inventory shall be set forth as an amendment to
SCHEDULE 1.3(a) and constitute the final and binding listing of such assets to be delivered at Closing; provided, however, that to the extent the parties are unable to agree as to any particular item or items, such dispute shall be submitted to Paul Yecies whose determination with respect thereto shall be final and binding. The parties agree that any such submission shall be made within 10 days after preparation of the inventory and that each party shall be entitled to simultaneously submit to the arbitrator a written statement in support of its submission. The parties shall jointly request the arbitrator to render a decision as to the disputed items within 15 days of his receipt of the statements with respect to the disputed items.

         (c) All Intellectual Property listed or described on SCHEDULE 1.3(c), and all rights to recover for infringement thereon arising subsequent to the Closing.

         (d) All right, title and interest of Seller in and to the Contracts, to the extent the same exist on the Closing Date, and all rights, including rights of refund and offset, privileges, deposits, claims, causes of action and options in favor of Seller relating or pertaining to the Contracts accruing on or after the Closing Date.

         (e) All books, records, papers and instruments of Seller relating to the purchase of materials, supplies and services, the sale of services, and dealings with customers, vendors and suppliers of the Business, including computerized books and records and other computerized storage media and the software (including documentation and object and source codes) used in connection therewith (provided that Seller may retain copies of the foregoing and all the Contracts, subject to SECTIONS 7.2(c) and 7.8).

         (f) All customer lists and customer data, vendor lists and vendor data, supplier lists and supplier data and sales and promotional material and other sales-related material relating to, or used in connection with the operation of, the Business.

         (g) An amount of cash equal to prepaid or deferred revenues relating to services that will be performed by Buyer after the Closing in connection with the Assets and the Business as set forth on SCHEDULE 1.3(g), including without limitation all deposits relating to the Business and pertaining to the Contracts. Within 15 days after the Closing Date, Seller shall provide to Buyer any necessary adjustments to SCHEDULE 1.3(g) to update the prepaid or deferred revenues to reflect changes, if any, occurring from the date through which such amounts are calculated in SCHEDULE 1.3(g) to the Closing Date.

         (h) All rights, claims and causes of action of Seller against third parties (including Seller's predecessors in title to the Assets) in respect of the Business or the Assets arising subsequent to Closing, including without limitation insurance claims, unliquidated rights and rights of recovery.

All the assets and properties being Transferred to Buyer pursuant to this Agreement are collectively referred to herein as the "Assets".

         1.4 EXCLUDED ASSETS. Except for the Assets, all assets and properties of Seller shall be excluded from the assets to be Transferred to Buyer hereunder.

         1.5 INSTRUMENTS OF CONVEYANCE. In order to effectuate the Transfer of the Assets contemplated by SECTION 1.3, at the Closing, Seller shall execute and deliver, or cause to be executed and delivered, to Buyer, dated the Closing Date, all such general warranty bills of sale (which shall be substantially in the form of EXHIBIT 1.5) and other documents or instruments of assignment, transfer or conveyance as Buyer shall reasonably deem necessary or appropriate to vest in or confirm to Buyer good and marketable title to the Assets, free and clear of all Encumbrances other than the Permitted Encumbrances.

         1.6 PURCHASE PRICE AND PAYMENT. In consideration of the Transfer by Seller to Buyer of the Assets, Buyer shall pay to Seller at the Closing the aggregate purchase price of $35,000,000 in cash (the "Purchase Price"). The Purchase Price shall be paid to Seller in immediately available funds by confirmed wire transfer to a bank account to be designated by Seller (such designation to occur no later than the fifth business day prior to the Closing).

         1.7 ALLOCATION OF PURCHASE PRICE. The Purchase Price shall be allocated among the Assets as set forth on SCHEDULE 1.7. Seller and Buyer shall report the transactions contemplated hereby on all Tax Returns (including information returns and supplements thereto required to be filed by the parties under Section 1060 of the Code) in a manner consistent with such allocation.

         1.8 LIABILITIES ASSUMED BY BUYER. As further consideration for the Transfer of the Assets to Buyer, Buyer agrees, upon the terms and subject to the conditions set forth herein, to assume, at the Closing, and thereafter to pay, perform and discharge, all liabilities and obligations of Seller under the Contracts, but only to the extent that such liabilities and obligations arise and relate to periods beginning on or after the Closing Date (collectively, the "Assumed Liabilities").

         1.9 LIABILITIES NOT ASSUMED BY BUYER. Buyer shall not assume or take title to the Assets subject to, or in any way be liable or responsible for, any liabilities or obligations of Seller (whether or not referred to in any Schedule or Exhibit hereto), except as specifically provided in SECTION 1.8, it being expressly acknowledged that it is the intention of the parties hereto that all liabilities and obligations that Seller has or may have in the future (whether accrued, absolute, contingent, unliquidated or otherwise, whether or not known to Seller, and whether due or to become due), other than the Assumed Liabilities, shall be and remain the liabilities and obligations of Seller. Without limiting the generality of the foregoing, Buyer shall not assume or take title to the Assets subject to, or in any way be liable or responsible for:

         (a) Any liabilities and obligations of Seller in respect of any claims, Proceedings or other matters described on SCHEDULE 1.9;

         (b) Any liabilities and obligations of Seller relating to the excluded assets described in SECTION 1.4;

         (c) Any liability or obligation of Seller under any mortgage, deed of trust, security agreement or financing statement, or any note, bond or other instrument or obligation secured thereby;

         (d) Any liability or obligation of Seller in respect of any express or implied representation, warranty, agreement or guaranty made (or claimed to have been made) by Seller, or imposed (or asserted to be imposed) by operation of law, in respect of any service rendered or products produced, distributed or sold by Seller in connection with the Business on or prior to the Closing Date;

         (e)  Any liability or obligation of Seller existing at the Closing
Date under any contracts or agreements included in the Assets which results from the breach, default or wrongful action or inaction of Seller;

         (f) Subject to SECTION 7.9, any liability or obligation of Seller resulting from or relating to the employment relationship between Seller and any of Seller's present or former employees or the termination of any such employment relationship, including without limitation severance pay, accrued vacation and other similar benefits, if any, and any claims filed or which may be filed by or on behalf of any such present or former employee relating to the employment or termination of employment of any such employee by Seller, including without limitation any claim for wrongful discharge, breach of contract, unfair labor practice, employment discrimination, unemployment compensation or workers' compensation;

         (g) Subject to SECTION 7.9, any liability or obligation of Seller in respect of any agreement, trust, plan, fund or other arrangement under which benefits or employment is provided for any of Seller's present or former employees;

         (h) Any income Tax liabilities or deficiencies, whether federal, state or local of Seller;

         (i) Any ad valorem property Taxes to the extent applicable to periods ending on or prior to the Closing Date; and

         (j) Any environmental liability arising under, or obligation imposed by, any Applicable Law pertaining to health, safety or the environment that relates to the occupancy, ownership, operation, control or use of the Business or Assets prior to the Closing Date or that is connected to the real property on which the Business is located as of the Closing Date.

                                      ARTICLE II

                                    DEPOSIT SHARES

         2.1 THE DEPOSIT SHARES. Simultaneously with the execution of this Agreement, Buyer, Seller and Texas Bank & Trust, N.A. (the "Escrow Agent") have executed and delivered the escrow agreement dated of even date herewith among Parent, Seller and the Escrow Agent (the "Escrow Agreement"), and Buyer has delivered to the Escrow Agent (i) a certificate representing 250,000 shares of the Common Stock registered in the name of Seller (together with any additional shares that may be deposited pursuant to SECTION 10.2, the "Deposit Shares") and
(ii) the registration rights agreement of even date herewith between Parent and Seller (the "Registration Rights Agreement"). Buyer and Seller agree that the Escrow Agent shall hold and deliver the certificate representing the Deposit Shares and the Registration Rights Agreement in accordance with the terms and conditions set forth in the Escrow Agreement.

         2.2  DISPOSITION OF DEPOSIT SHARES.

         (a) If the Closing does not occur on or before the Termination Date by reason of Buyer's default under the terms of this Agreement, Seller shall be entitled to receive the Deposit Shares and the Registration Rights Agreement without right on the part of Buyer to a return thereof. Buyer shall be deemed in default for the purpose of this SECTION 2.2 (and for no other purpose) if Buyer (i) shall have insufficient funds to pay the Purchase Price or (ii) elects to terminate this Agreement due to a material adverse change in the cash flow of the Business based solely on the status of the Contracts, taken as a whole, on the Termination Date, in each case when the Seller (A) has performed all covenants and agreements of Seller hereunder and (B) has shown itself able and willing to satisfy each of the conditions set forth in ARTICLE IX on the Termination Date. Notwithstanding anything to the contrary contained in this Agreement, if the Closing does not occur on or before the Termination Date by reason of Buyer's default under the terms of SECTION 2.2(a), Seller's sole and exclusive remedy against Buyer and its Affiliates shall be to retain the Deposit Shares which the parties stipulate shall be liquidated damages.

         (b) In the event the Closing shall occur or the Closing shall not occur and Seller shall not be entitled to receive the Deposit Shares pursuant to
SECTION 2.2(a), the certificate representing the Deposit Shares and the Registration Rights Agreement shall be returned to Buyer in the manner specified in the Escrow Agreement.

         2.3  CERTAIN SALES RESTRICTIONS.

         (a) Seller agrees (subject to any requirement of law that the disposition of its property remains within its control) that it will not, directly or indirectly, sell, assign, transfer, pledge, encumber or otherwise dispose of any Deposit Shares except:

                   (i) In accordance with the registration rights set forth in the Registration Rights Agreement;

                   (ii) In compliance with Rule 144 under the Securities Act; provided, however, that Seller shall provide Parent with copies of all filings made with the Securities and Exchange Commission with respect to sales of Deposit Shares under Rule 144;

                   (iii) Pursuant to a no-action letter or other interpretive statement or release of the Securities and Exchange Commission to the effect that the proposed sale or other disposition of the Deposit Shares may be effected without registration under the Securities Act; or

                   (iv) Pursuant to an applicable exemption (other than Rule 144 under the Securities Act) under the Securities Act; provided, that Seller shall have furnished Parent with an opinion of counsel, which opinion shall be reasonably acceptable to Parent, to the effect that such disposition does not require registration of such Deposit Shares under the Securities Act.

              (b) Notwithstanding SECTION 2.3(a), Seller may sell or otherwise dispose of any of the Deposit Shares (i) pursuant to a tender offer or an exchange offer approved by the Board of Directors of Parent or (ii) as a result of or in connection with consummation of a merger, consolidation or sale of all or substantially all the assets of Parent.

                                     ARTICLE III

                                       CLOSING

         3.1 CLOSING. The closing of the transactions contemplated hereby (the "Closing") shall take place (i) at the offices of Thompson & Knight, P.C., 1700 Pacific Avenue, Dallas, Texas, at 10:00 a.m., local time, on the fifth Business Day after the satisfaction of all the conditions set forth in Articles VIII and IX or (ii) at such other time or place or on such other date as the parties hereto shall agree. The date on which the Closing is required to take place is herein referred to as the "Closing Date". All Closing transactions shall be deemed to have occurred simultaneously.

         3.2 DELIVERIES BY SELLER. At the Closing, Seller shall make the following deliveries or such deliveries in substitution therefor as are satisfactory to Buyer:

         (a) Seller shall cause the Escrow Agent to deliver to Buyer the certificate or certificates representing the Deposit Shares and the Registration Rights Agreement in the manner specified in the Escrow Agreement.

         (b) Seller shall deliver to Buyer the instruments of conveyance referred to in SECTION 1.5.

         (c) Seller shall deliver to Buyer a certificate of an officer thereof certifying (i) that attached to such certificate are true and correct copies of the resolutions adopted by its Board of Directors authorizing the execution, delivery and performance of this Agreement and the Ancillary Documents by Seller, and that such resolutions are in full force and effect as of the Closing and (ii) the incumbency and signatures of their respective officers who have executed this Agreement and the other certificates, instruments and documents delivered at the Closing on behalf of Seller.

         (d) Seller shall deliver possession of the Assets to Buyer.

         (e) Seller shall deliver to Buyer executed copies of all consents and approvals of third parties required to be obtained by or on the part of Seller for the consummation of the transactions contemplated hereby, it being agreed that Seller shall have no obligation to attempt to obtain any consents or approvals under the Contracts.

         (f) Seller shall deliver to Buyer all books and records of Seller relating to the Assets or the operation of the Business referred to in
SECTION 1.3(e).

         (g) Seller shall deliver to Buyer a Certificate from the Secretary of State of Kansas as to the legal existence and good standing of Seller under the laws of such state.

         (h) Seller shall deliver to Buyer a certificate executed on behalf of Seller by the president of Seller, dated the Closing Date, representing and certifying, in such detail as Buyer may reasonably request, that the conditions set forth in this ARTICLE IX have been fulfilled.

         (i) Seller shall have executed and delivered to Buyer the Lease and Services Agreement.

         (j) Seller shall deliver to Buyer such other certificates, instrument and documents as may be reasonably requested by, and in form and substance reasonably satisfactory to, Buyer in order to effect the transactions contemplated by this Agreement to occur at the Closing.

         (k) Seller shall cause to be delivered to Buyer the opinion of Triplett, Woolf & Garretson, LLC, counsel to Seller, in substantially the form attached as EXHIBIT 3.2(k).

         3.3 DELIVERIES BY BUYER. At the Closing, Buyer shall make the following deliveries or such deliveries in substitution therefor as are satisfactory to Seller:

         (a) Buyer shall deliver to Seller the Purchase Price.

         (b) Buyer shall deliver to Seller an instrument of assignment and assumption substantially in the form of EXHIBIT 3.3(b).

         (c) Buyer shall deliver to Seller a certificate of an officer thereof certifying (i) that attached to such certificate are true and correct copies of the resolutions adopted by its Board of Directors authorizing the execution, delivery and performance of this Agreement and the Ancillary Documents by Buyer, and that such resolutions are in full force and effect as of the Closing and (ii) the incumbency and signatures of their respective officers who have executed this Agreement and the other certificates, instruments and documents delivered at the Closing on behalf of Seller.

         (d) Buyer shall deliver to Seller certificates from the Secretary of State of Texas and the Comptroller of Public Accounts of the State of Texas as to the legal existence and good standing, respectively, of Buyer under the laws of such state.

         (e) Buyer shall deliver to Seller a certificate executed on behalf of Buyer by the president or a vice president of Buyer, dated the Closing Date, representing and certifying, in such detail as Seller may reasonably request, that the conditions set forth in ARTICLE VIII have been fulfilled.

         (f) Buyer shall have executed and delivered to Seller the Lease and Services Agreement.

         (g) Buyer shall deliver to Seller such other certificates, instruments and documents as may be reasonably requested by, and in form and substance reasonably satisfactory to, Seller in order to effect the transactions contemplated by this Agreement to occur at the Closing.

                                      ARTICLE IV

                       REPRESENTATIONS AND WARRANTIES OF SELLER

    Seller represents and warrants to Buyer that:

         4.1 CORPORATE ORGANIZATION. Seller is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, and has all requisite corporate power and corporate authority to own, lease and operate the Assets and to carry on the Business as now being conducted. No actions or proceedings to dissolve Seller are pending.

         4.2 QUALIFICATION. Seller is duly qualified or licensed to do business as a foreign corporation and is in good standing in all of the jurisdictions in which it owns, leases or operates the Assets or in which such qualification or licensing is required for the conduct of the Business.

         4.3 AUTHORITY RELATIVE TO THIS AGREEMENT. Seller has full corporate power and corporate authority to execute, deliver and perform this Agreement and the Ancillary Documents to which it is a party and to consummate the transactions contemplated hereby and thereby. The execution, delivery and performance by Seller of this Agreement and the Ancillary Documents to which it is a party, and the consummation by it of the transactions contemplated hereby and thereby, have been or by Closing will have been duly authorized by all necessary corporate action of Seller. This Agreement has been duly executed and delivered by Seller and constitutes, and each Ancillary Document executed or to be executed by Seller has been, or when executed will be, duly executed and delivered by Seller and constitutes, or when executed and delivered will constitute, a valid and binding obligation of Seller, enforceable against Seller in accordance with their respective terms.

         4.4 NONCONTRAVENTION. Except as set forth on SCHEDULE 4.4, the execution, delivery and performance by Seller of this Agreement and the Ancillary Documents to which it is a party and the consummation by it of the transactions contemplated hereby and thereby do not and will not (i) conflict with or result in a violation of any provision of the charter or bylaws of Seller, (ii) conflict with or result in a violation of any provision of, or constitute (with or without the giving of notice or the passage of time or both) a default under, or give rise (with or without the giving of notice or the passage of time or both) to any right of termination, cancellation or acceleration under, or require any consent, approval, authorization or waiver of, or notice to, any party to, any bond, debenture, note, mortgage, indenture, lease, contract, agreement or other instrument or obligation to which Seller is a party or by which Seller, the Business or any of the Assets may be bound or any Permit held by Seller for use in connection with the Business, (iii) result in the creation or imposition of any Encumbrance upon any of the Assets or (iv) to the best knowledge of Seller, assuming compliance with the matters referred to in SECTION 4.5, violate any Applicable Law binding upon Seller, the Business or any of the Assets. Notwithstanding anything to the contrary in this Agreement, this SECTION 4.4 is not intended to make any representation or warranty of the kind made in this SECTION 4.4 with respect to any of the Contracts.

         4.5 GOVERNMENTAL APPROVALS. No consent, approval, order or authorization of, or declaration, filing or registration with, any Governmental Entity is required to be obtained or made by Seller in connection with the execution, delivery or performance by Seller of this Agreement and the Ancillary Documents to which it is a party or the consummation by it of the transactions contemplated hereby or thereby, other than (i) compliance with any applicable requirements of the HSR Act or (ii) as set forth on SCHEDULE 4.5.

         4.6 TITLE TO ASSETS. Seller is the owner of, and has good and marketable title to, all the Assets, free and clear of all Encumbrances other than the Permitted Encumbrances. Upon Seller's Transfer of the Assets to Buyer pursuant to this Agreement, Buyer will have good and marketable title to all the Assets, free and clear of all Encumbrances other than the Permitted

Encumbrances. Except as disclosed on SCHEDULE 4.6, no financing statement (or other instrument sufficient or effective as a financing statement) under the Uniform Commercial Code with respect to any of the Assets has been filed and is effective in any jurisdiction, and Seller has not signed any such financing statement (or other instrument) or any mortgage or security agreement authorizing any secured party thereunder to file any such financing statement (or other instrument).

         4.7 FINANCIAL STATEMENTS. Seller has delivered to Buyer accurate and complete copies of (i) an audited balance sheet for the Assets and the Business (an "Acquired Business Balance Sheet") as of December 31, 1996 and 1995, an audited statement of operations for the Assets and the Business (an "Acquired Business Statement of Operations") for the years ended December 31, 1996 and 1995, and an audited statement of cash flows for the Assets and the Business (the "Acquired Business Statement of Cash Flows") for the years ended December 31, 1996 and 1995, together with the manually signed accountants' report of Arthur Andersen & Co. covering such financial statements, and (ii) an unaudited Acquired Business Balance Sheet as of June 30, 1997, an unaudited Acquired Business Statement of Operations for the six month periods ended June 30, 1997 and 1996 and an unaudited Acquired Business Statement of Cash Flows for the six month periods ended June 30, 1997 and 1996 (collectively, the "Financial Statements"). The Financial Statements
(i) have been prepared from the books and records of Seller in conformity with Regulation S-X under the Securities Act and generally accepted accounting principles ("GAAP") applied on a basis consistent with preceding years throughout the periods involved and (ii) accurately, completely, and fairly present the financial position of the Business as of the respective dates thereof and its results of operations and cash flows for the respective periods then ended. Except as disclosed on SCHEDULE 4.7, the statements of income included in the Financial Statements do not contain any material items of special or nonrecurring income, and the balance sheets included in the Financial Statements do not reflect any write-up or revaluation increasing the book value of any assets, nor have there been any transactions since the respective dates thereof giving rise to special or nonrecurring income or any such write-up or revaluation.

         4.8 ABSENCE OF CERTAIN CHANGES. Except as disclosed on SCHEDULE 4.8, since December 31, 1996, (i) there has not been any material adverse change in the business, assets, results of operations, condition (financial or otherwise) or prospects of the Business or the ownership or operation of the Assets or any material portion thereof, which has resulted or is reasonably likely to result in a Material Adverse Effect, (ii) the Business has been conducted only in the ordinary course consistent with past practice,
(iii) Seller has not, in respect of the Business, incurred any material liability, engaged in any material transaction, or entered into any material agreement outside the ordinary course of business consistent with past practice, (iv) Seller has not suffered any material loss, damage, destruction or other casualty to any of the Assets which are tangible assets (whether or not covered by insurance) and (v) Seller has not, in respect of the Business, taken any of the actions set forth in SECTION 6.2 except as permitted thereunder.

         4.9  TAX MATTERS.  Except as disclosed on SCHEDULE 4.9:

         (a) Seller has (and as of the Closing Date will have) duly filed all federal, state, local, and foreign Tax Returns required to be filed by or with respect to it with the IRS or other applicable Taxing authority in connection with the Assets or the operation of the Business, and no extensions with respect to such Tax Returns have (or as of the Closing Date will have) been requested or granted;

         (b) Seller has (and as of the Closing Date will have) paid, or adequately reserved, all Taxes due, or claimed by any Taxing authority to be due, from or with respect to it relating to the Assets or the operation of the Business, except Taxes that are being contested in good faith by appropriate legal proceedings and for which adequate reserves have been set aside as disclosed on SCHEDULE 4.9;

         (c) There has been no issue raised or adjustment proposed (and none is pending) by the IRS or any other Taxing authority in connection with any Tax Returns relating to the Assets or the operation of the Business;

         (d) Seller has (and as of the Closing Date will have) made all deposits required with respect to Taxes relating to the Assets or the operation of the Business; and

         (e) No waiver or extension of any statute of limitations as to any federal, state, local, or foreign Tax matter relating to the Assets or the operation of the Business has been given by or requested from Seller.

         4.10 COMPLIANCE WITH LAWS. Seller has complied with all Applicable Laws relating to the ownership or operation of the Assets or the operation of the Business, except for noncompliance with such Applicable Laws that, individually or in the aggregate, does not and will not have a Material Adverse Effect, and Seller has not received any written notice, which has not been dismissed or otherwise disposed of, that Seller has not so complied. Seller is not charged or, to the best knowledge of Seller, threatened with, or, to the best knowledge of Seller, under investigation with respect to, any violation of any Applicable Law relating to any aspect of the ownership or operation of the Assets or the operation of the Business.

         4.11 LEGAL PROCEEDINGS. Except as set forth on SCHEDULE 4.11, there are no Proceedings pending or, to the best knowledge of Seller, threatened against or involving Seller relating to the Assets or the operation of the Business. Except as set forth on SCHEDULE 4.11, no judgment, order, writ, injunction or decree of any Governmental Entity has been issued or entered against Seller or any of its Affiliates which continues to be in effect with respect to or affecting the Assets or the operation of the Business. There are no Proceedings pending or, to the best knowledge of Seller, threatened seeking to restrain, prohibit or obtain damages or other relief in connection with this Agreement or the transactions contemplated hereby.

         4.12 SUFFICIENCY AND CONDITION OF ASSETS.  Except as set forth on
SCHEDULE 4.12, the Assets (i) constitute all the assets and property used or held for use in connection with the operation of the Business and (ii) except for contemplated additions of inventory in the ordinary course of the Business, constitute all the assets and properties, the use or benefit of which are reasonably necessary for the operation of the Business as currently conducted. All the Assets that are tangible assets are (i) in good operating condition and repair, normal wear and tear excepted, and have been maintained in accordance with standard industry practice, (ii) suitable for the purposes used, (iii) owned or otherwise validly used by Seller in conformity with Applicable Laws and Seller has not received any notice to the contrary and (iv) in Seller's possession or under its control. Notwithstanding anything to the contrary herein, this SECTION 4.12 is not intended to make any representation as to the sufficiency, adequacy, enforceability, assignability or status of any of the Contracts. Seller makes no representation or warranty of the kind made in this SECTION 4.12 with respect to any of the Contracts.

         4.13 INTELLECTUAL PROPERTY.

         (a) Set forth on SCHEDULE 4.13 is a list of all Intellectual Property relating to or used or held for use in connection with the Assets or operation of the Business. SCHEDULE 4.13 specifies, as applicable: (i) the nature of such Intellectual Property; (ii) the owner of such Intellectual Property; (iii) the jurisdictions by or in which such Intellectual Property has been issued or registered or in which an application for such issuance or registration has been filed, including the respective registration or application numbers; and
(iv) all licenses, sublicenses, and other agreements to which Seller is a party and pursuant to which Seller or any other Person is authorized to use such Intellectual Property, including the identity of all parties thereto, a description of the nature and subject matter thereof, the applicable royalty, and the term thereof.

         (b) The listed Intellectual Property constitutes all Intellectual Property necessary for the operation of the Business as conducted by Seller. Seller has good and marketable title to or is validly licensed to use all such Intellectual Property, free from any restrictions that may reasonably be expected to materially interfere with the use thereof. Each item of such Intellectual Property is in full force and effect, Seller is in compliance with all its obligations with respect thereto, and, to the best knowledge of Seller, no event has occurred which permits, or upon the giving of notice or the passage of time or otherwise would permit, the revocation or termination of any thereof. There are no Proceedings pending or, to the best knowledge of Seller, threatened against Seller asserting that the use by Seller of any of such Intellectual Property infringes the rights of any other Person or seeking revocation, termination, or concurrent use of any of such Intellectual Property, and there is, to the best knowledge of Seller, no basis for any such Proceeding. To the best knowledge of Seller, none of such Intellectual Property is being infringed upon by any other Person. None of such Intellectual Property is subject to any outstanding judgment, order, writ, injunction, or decree of any Governmental Entity, or any agreement, arrangement, or understanding, written or oral, restricting the scope or use thereof. To the best knowledge of Seller, the conduct of the Business at any time prior to the Closing Date did not, infringe upon or otherwise misappropriate any Intellectual Property of any other Person.

         4.14 PERMITS. Set forth on SCHEDULE 4.14 is a list of all Permits held by Seller which relate to the Assets or the Business. Such Permits constitute all the Permits necessary or required for the ownership and operation of the Assets as such Assets are currently owned and operated by Seller and the conduct of the Business as it is currently being conducted by Seller. Each of such Permits is in full force and effect, Seller is in compliance with all its obligations with respect thereto and, to the best knowledge of Seller, no event has occurred that permits, or with or without the giving of notice or the passage of time or both would permit, the revocation or termination of any thereof. Except as disclosed on SCHEDULE
4.14, no notice has been issued by any Governmental Entity and no Proceeding is pending or, to the best knowledge of Seller, threatened with respect to any alleged failure by Seller to have any Permit the absence of which would have a Material Adverse Effect.

         4.15 AGREEMENTS. To Seller's knowledge, after the exercise of due care and investigation, Seller has delivered to Buyer accurate and complete copies of written Contracts and a written summary of the principal terms of Contracts which are oral. Except as set forth on SCHEDULE 4.15, to the best knowledge of Seller, (i) no other party to any Contract is in breach of or in default under such Contract nor has any assertion been made by Seller of any such breach or default, (ii) no other party to any such Contract has advised Seller of any plan or intention of the other party (A) to exercise any right of offset with respect to or to cancel any such Contract prior to the scheduled termination date (either prior to or following the Closing) except as permitted in the Contracts or (B) to refuse, if requested, to allow such agreements to be assigned to Buyer, (iii) no facts or circumstances justify the exercise by any other party to any Contract of any right to cancel or terminate such Contract, except as permitted in such Contract and (iv) Seller does not currently contemplate, or have a reason to believe any other Person currently contemplates, any amendment or change to any Contract which amendment or change would have a Material Adverse Effect. The foregoing representations are made as of the date of this Agreement and Buyer acknowledges that, subject to the performance by Seller of its obligations under Article VI, no change with respect to any Contract, including but not limited to changes in the terms thereof, revenue derived therefrom or termination of any such Contract, shall give rise to any right of Buyer to assert a claim for Damages against Seller.

         4.16 EMPLOYEES. Set forth on SCHEDULE 4.16 is a list of the name, social security number and dates of employment by Seller of each employee of the Business (the "Employees"), together with a description of the position of each such employee and the total amounts of salary, bonuses and other compensation paid or payable by Seller to each such employee for the current fiscal year and the immediately preceding fiscal year. Also set forth on
SCHEDULE 4.16 for each Employee is the amount of severance pay to which such Employee would be entitled from Seller assuming termination of his or her employment by Seller on October 31, 1997, and the amount of accrued vacation pay of such employee as of August 31, 1997.

         4.17 INSURANCE. Seller maintains, and there are currently in full force and effect, policies of insurance with respect to the Assets and the Business as are listed on SCHEDULE 4.17. All premiums due and payable with respect to such policies have been timely paid. No notice of cancellation of, or indication of an intention not to renew, any such policy has been received by Seller. During the past three years, no application by Seller for insurance with respect to any of the Assets or operations of the Business has been denied for any reason.

         4.18 BROKERAGE FEES. Neither Seller nor any of its Affiliates has retained any financial advisor, broker, agent or finder or paid or agreed to pay any financial advisor, broker, agent or finder on account of this Agreement or any transaction contemplated hereby. Seller shall indemnify and hold harmless Buyer from and against any and all losses, claims, damages and liabilities (including legal and other expenses reasonably incurred in connection with investigating or defending any claims or actions) with respect to any finder's fee, brokerage commission or similar payment in connection with any transaction contemplated hereby asserted by any Person on the basis of any act or statement made or alleged to have been made by Seller or any of its Affiliates.

         4.19 DISCLOSURE. No representation or warranty made by Seller in this Agreement, and no statement of Seller contained in any document, certificate, or other writing furnished or to be furnished by Seller pursuant hereto or in connection herewith, contains or will contain, at the time of delivery, any untrue statement of a material fact or omits or will omit, at the time of delivery, to state any fact necessary in order to make the statements contained therein, in light of the circumstances under which they are made, not misleading. Seller knows of no matter that has not been disclosed to Buyer pursuant to this Agreement that has or will have a Material Adverse Effect. Seller has made available to Buyer accurate and complete copies of all agreements, documents and other writings referred to or listed in this ARTICLE IV or any Schedule hereto.

         4.20 REPRESENTATIONS AND WARRANTIES ON CLOSING DATE. The representations and warranties made in this ARTICLE IV will be true and correct on and as of the Closing Date with the same force and effect as if such representations and warranties had been made on and as of the Closing Date, except that any such representations and warranties which expressly relate only to an earlier date shall be true and correct on the Closing Date as of such earlier date.


                                      ARTICLE V

                       REPRESENTATIONS AND WARRANTIES OF BUYER

    Buyer represents and warrants to Seller that:

         5.1 CORPORATE ORGANIZATION. Buyer is a corporation duly organized, validly existing, and in good standing under the laws of the jurisdiction of its incorporation and has all requisite corporate power and corporate authority to own, lease and operate its properties and to carry on its business as now being conducted. No actions or proceedings to dissolve Buyer are pending.

         5.2 AUTHORITY RELATIVE TO THIS AGREEMENT. Buyer has full corporate power and corporate authority to execute, deliver and perform this Agreement and the Ancillary Documents to which it is a party and to consummate the transactions contemplated hereby and thereby. The execution, delivery and performance by Buyer of this Agreement and the Ancillary Documents to which it is a party, and the consummation by it of the transactions contemplated hereby and thereby, have been duly authorized by all necessary corporate action of Buyer. This Agreement has been duly executed and delivered by Buyer and constitutes, and each Ancillary Document executed or to be executed by Buyer has been, or when executed will be, duly executed and delivered by Buyer and constitutes, or when executed and delivered will constitute, a valid and legally binding obligation of Buyer, enforceable against Buyer in accordance with their respective terms.

         5.3 NONCONTRAVENTION. The execution, delivery and performance by Buyer of this Agreement and the Ancillary Documents to which it is a party and the consummation by it of the transactions contemplated hereby and thereby do not and will not (i) conflict with or result in a violation of any provision of the charter or bylaws of Buyer, (ii) conflict with or result in a violation of any provision of, or constitute (with or without the giving of notice or the passage of time or both) a default under, any material bond, debenture, note, mortgage, indenture, lease, contract, agreement or other instrument or obligation to which Buyer is a party or by which Buyer or any of its properties may be bound or (iii) to the best knowledge of Buyer, assuming compliance with the matters referred to in SECTION 5.4, violate any Applicable Law binding upon Buyer.

         5.4 GOVERNMENTAL APPROVALS. No consent, approval, order, or authorization of, or declaration, filing, or registration with, any Governmental Entity is required to be obtained or made by Buyer in connection with the execution, delivery, or performance by Buyer of this Agreement and the Ancillary Documents to which it is a party or the consummation by it of the transactions contemplated hereby or thereby, other than (i) compliance with any applicable requirements of the HSR Act and (ii) as set forth on SCHEDULE 5.4.

         5.5 LEGAL PROCEEDINGS. There are no Proceedings pending or, to the best knowledge of Buyer, threatened seeking to restrain, prohibit or obtain damages or other relief in connection with this Agreement or the transactions contemplated hereby.

         5.6 BROKERAGE FEES. Neither Buyer nor any of its Affiliates has retained any financial advisor, broker, agent or finder or paid or agreed to pay any financial advisor, broker agent or finder on account of this Agreement or any transaction contemplated hereby. Buyer shall indemnify and hold harmless Seller from and against any and all losses, claims, damages and liabilities (including legal and other expenses reasonably incurred in connection with investigating or defending any claims or actions) with respect to any finder's fee, brokerage commission or similar payment in connection with any transaction contemplated hereby asserted by any Person on the basis of any act or statement made or alleged to have been made by Buyer or any of its Affiliates.

         5.7 DISCLOSURE. No representation or warranty made by Buyer in this Agreement, and no statement of Buyer contained in any document, certificate or other writing furnished or to be furnished by Buyer pursuant hereto or in connection herewith, contains or will contain, at the time of delivery, any untrue statement of a material fact or omits, or will omit, at the time of delivery, to state any fact necessary in order to make the statements contained therein, in the light of the circumstances under which they are made, not misleading in any material respect.

         5.8 REPRESENTATIONS AND WARRANTIES ON CLOSING DATE. The representations and warranties made in this ARTICLE V will be true and correct on and as of the Closing Date with the same force and effect as if such representations and warranties had been made on and as of the Closing Date, except that any such representations and warranties which expressly relate only to an earlier date shall be true and correct on the Closing Date as of such earlier date.

                                    ARTICLE VI

                         CONDUCT OF BUSINESS PENDING CLOSING

    Seller hereby covenants and agrees with Buyer as follows:

         6.1 CONDUCT AND PRESERVATION OF BUSINESS. Except as expressly provided in this Agreement or as consented to by Buyer in accordance with
SECTION 6.2, during the period from the date hereof to the Closing, Seller (i) shall conduct the Business only in the ordinary course consistent with past practice and in compliance with all Applicable Laws, (ii) shall use its Reasonable Best Efforts to preserve, maintain and protect the Assets and (iii) shall use its Reasonable Best Efforts to preserve intact the business organization of the Business, to keep available the services of the employees of the Business and to maintain existing relationships with licensors, licensees, suppliers, contractors, distributors, customers and others having business relationships with the Business.

         6.2 RESTRICTIONS ON CERTAIN ACTIONS. Except as otherwise expressly provided in this Agreement, prior to the Closing, Seller shall not, without the prior consent of Buyer:

         (a) Make any material change in the ongoing operations of the Assets or the Business;

         (b) Mortgage or pledge any of the Assets or create or suffer to exist any Encumbrance thereupon, other than the Permitted Encumbrances;

         (c) Sell, lease, Transfer or otherwise dispose of, directly or indirectly, any of the Assets;

         (d) Enter into any contract, agreement, commitment, arrangement or transaction relating to the Business, except in the ordinary course of the Business consistent with past practice;

         (e) Amend, modify or change any existing contract or agreement relating to the Business, other than in the ordinary course of the Business consistent with past practice;

         (f) Waive, release, grant or Transfer any rights of value relating to the Business, other than in the ordinary course of the Business consistent with past practice;

         (g) Delay payment of any account payable or other liability of Seller relating to the Business beyond its due date or the date when such liability would have been paid in the ordinary course of the Business consistent with past practice;

         (h) Permit any current insurance or reinsurance policies to be canceled or terminated or any of the coverages thereunder to lapse if such policy covers Assets or insures risks, contingencies or liabilities of the Business, unless simultaneously with such cancellation, termination or lapse, replacement policies providing coverage equal to or greater than the coverage cancelled, terminated or lapsed are in full force and effect and written copies thereof have been provided to Buyer;

         (i) Take any action which would or might make any of the representations or warranties of Seller contained in this Agreement untrue or inaccurate as of any time from the date of this Agreement to the Closing or would or might result in any of the conditions set forth in this Agreement not being satisfied; or

         (j) Authorize or propose, or agree in writing or otherwise to take, any of the actions described in this Section.

                                     ARTICLE VII

                                ADDITIONAL AGREEMENTS

         7.1 ACCOUNTS RECEIVABLE. In the event that, subsequent to the Closing Date, Buyer shall receive any payment with respect to the accounts receivable relating to the Assets or the Business and pertaining to periods ending before the Closing Date, Buyer shall within one week after receipt pay over and deliver such payment to Seller. Likewise, in the event that, subsequent to the Closing Date, Seller shall receive any payment with respect to the accounts receivable relating to the Assets or the Business and pertaining to periods ending on or after the Closing Date, Seller shall, within one week after receipt pay over and deliver such payment to Buyer. Amounts collected from customers shall be applied in payment of the invoice designated by such customer, or in the absence of such designation, in the order that the accounts receivable of such customer arose.

         7.2  ACCESS TO INFORMATION; CONFIDENTIALITY.

         (a) Between the date hereof and the Closing, Seller (i) shall give Buyer and its authorized representatives reasonable access to all employees, all offices and other facilities, and all books and records, including work papers and other materials prepared by Seller's independent public accountants, of Seller relating to the Assets or the Business, (ii) shall permit Buyer and its authorized representatives to make such inspections as they may reasonably require and (iii) shall cause Seller's officers and employees to furnish Buyer and its authorized representatives with such financial and operating data and other information with respect to the Assets and the Business as Buyer may from time to time reasonably request; provided, however, that no investigation pursuant to this Section shall affect any representation or warranty of Seller contained in this

Agreement or in any agreement, instrument or document delivered pursuant hereto or in connection herewith.

         (b) Buyer agrees that all Confidential Information (as defined below) shall be kept confidential by Buyer, shall not be disclosed by Buyer in any manner whatsoever; provided, however, that (i) any of such Confidential Information may be disclosed to such directors, officers, employees and authorized representatives (including without limitation attorneys, accountants, consultants, investment bankers and financial advisors) of Buyer (collectively, for purposes of this Section, "Buyer Representatives") as need to know such information for the purpose of evaluating the transactions contemplated hereby (it being understood that such Buyer Representatives shall be informed by Buyer of the confidential nature of such information and shall be required to treat such information confidentially), (ii) any disclosure of Confidential Information may be made to the extent to which Seller consents in writing, (iii) Confidential Information may be disclosed by Buyer or any Buyer Representative to the extent that Buyer or such Buyer Representative is legally compelled to do so, provided that, prior to making such disclosure, Buyer or such Buyer Representative, as the case may be, advises and consults with Seller regarding such disclosure and provided further that Buyer or such Buyer Representative, as the case may be, discloses only that portion of the Confidential Information as is legally required and (iv) any of such Confidential Information may be disclosed to any banks or other financial institutions or other prospective investors that may provide the funds necessary to consummate the transactions contemplated hereby if such banks or other financial institutions or other prospective investors agree in writing to be bound by the provisions of this SECTION 7.2. Buyer agrees that none of the Confidential Information will be used for any purpose other than in connection with the transactions contemplated hereby and the Financing. The term "Confidential Information", as used herein, means all information (irrespective of the form of communication) obtained by or on behalf of Buyer from Seller or its representatives pursuant to this Section and all similar information obtained from Seller or its representatives by or on behalf of Buyer prior to the date of this Agreement, other than information that (i) was or becomes generally available to the public other than as a result of disclosure by Buyer or any Buyer Representative, (ii) was or becomes available to Buyer on a nonconfidential basis prior to disclosure to Buyer by Seller or its representatives or (iii) was or becomes available to Buyer from a source other than Seller and its representatives, provided that such source is not known by Buyer to be bound by a confidentiality agreement with Seller.

         (c) If this Agreement is terminated, Buyer shall promptly return, and shall use its Reasonable Best Efforts to cause all Buyer Representatives to promptly return, all Confidential Information to Seller without retaining any copies thereof, provided that such portion of the Confidential Information as consists of notes, compilations, analyses, reports, studies or other documents prepared by Buyer or Buyer Representatives shall be destroyed.

         Buyer acknowledges and agrees that irreparable damage would occur in the event any confidential information regarding the Assets or the Business were disclosed to or utilized on behalf of any Person that is in competition with the Business. Accordingly, Buyer covenants and agrees that prior to the Closing Date, or for a period of 10 years following the Termination Date if the Closing does not occur, it will not, directly or indirectly, without the prior written consent of Seller, use or disclose any of such confidential information, except to Buyer Representatives; provided, however, that confidential information shall not be deemed to include information that (i) was or becomes generally available to the public other than as a result of disclosure by Buyer or its Affiliates or (ii) was or becomes available to Buyer on a nonconfidential basis from a source other than Seller, provided that such source is not known by Buyer to be bound by a requirement of confidentiality with respect to such confidential information. Notwithstanding the foregoing provisions of
SECTION 7.2(d), Buyer and its Affiliates may disclose any confidential information to the extent that such Person is legally compelled to do so, provided that, prior to making such disclosure, such Person advises and consults with Seller regarding such disclosure and provided further that such Person discloses only that portion of such confidential information as is legally required.

         Seller acknowledges and agrees that irreparable damage would occur in the event any confidential information regarding the Assets or the Business were disclosed to or utilized on behalf of any Person that is in competition with the Business. Accordingly, Seller covenants and agrees that it will not, prior to the Termination Date and, if the Closing occurs, for a period of 10 years following the Closing, directly or indirectly, without the prior written consent of Buyer, use or disclose any of such confidential information, except to Buyer Representatives; provided, however, that confidential information shall not be deemed to include information that (i) was or becomes generally available to the public other than as a result of disclosure by Seller or its Affiliates or (ii) was or becomes available to Seller on a nonconfidential basis from a source other than Buyer, provided that such source is not known by Seller to be bound by a requirement of confidentiality with respect to such confidential information. Notwithstanding the foregoing provisions of this paragraph, Seller and its Affiliates may disclose any confidential information to the extent that
(i) such Person is legally compelled to do so or (ii) such disclosure is necessary to fulfill Seller's obligations under the Contracts; provided that, prior to making any such disclosure, such Person advises and consults with Buyer regarding such disclosure and provided further that such Person discloses only that portion of such confidential information as is legally required or is necessary to fulfill such contractual obligations.

         7.3 ACQUISITION PROPOSALS. From and after the date of this Agreement until the earlier of the Closing or the termination of this Agreement, neither Seller nor any Affiliate, director, officer, employee or representative of Seller shall, directly or indirectly, (i) solicit, initiate or knowingly encourage any Acquisition Proposal or (ii) engage in discussions or negotiations with, or disclose any nonpublic information relating to the Assets or the Business to, any Person that is considering making or has made an Acquisition Proposal. Seller shall immediately cease and cause to be terminated any existing activities, discussions or negotiations with any Persons conducted heretofore with respect to any Acquisition Proposal and shall promptly request each such Person who has heretofore entered into a confidentiality agreement in connection with an Acquisition Proposal to return to Seller all confidential information heretofore furnished to such Person by or on behalf of Seller. If Seller or its Affiliates shall hereafter receive any Acquisition Proposal, Seller shall immediately communicate the terms of such proposal to Buyer. The term "Acquisition Proposal", as used in this SECTION 7.3, means any offer or proposal for, or any indication of interest in, the acquisition of the Assets or the Business or any portion thereof, other than the transactions contemplated or expressly permitted by this Agreement.

         7.4 THIRD PARTY CONSENTS. Seller shall use its Reasonable Best Efforts to obtain all consents, approvals, orders, authorizations and waivers of, and to effect all declarations, filings and registrations with, all third parties (including Governmental Entities) that are necessary, required or deemed by Buyer to be desirable to enable Seller to Transfer the Assets to Buyer as contemplated by this Agreement and to otherwise consummate the transactions contemplated hereby; provided, that Seller shall not be obligated to obtain any consents to assignment for the Contracts. All costs and expenses of Seller in obtaining or effecting any and all of the consents, approvals, orders, authorizations, waivers, declarations, filings and registrations referred to in this SECTION 7.4 shall be borne by Seller.

         7.5 REASONABLE BEST EFFORTS. Each party hereto agrees that it will not voluntarily undertake any course of action inconsistent with the provisions or intent of this Agreement and will use its Reasonable Best Efforts to take, or cause to be taken, all action and to do, or cause to be done, all things reasonably necessary, proper or advisable under Applicable Laws to consummate the transactions contemplated by this Agreement. Seller shall cooperate with and assist Buyer and its authorized representatives in order to provide an efficient and orderly Transfer of the control and management of the Assets and the Business to Buyer and to avoid any undue interruption in the ongoing operations of the Assets and the Business following the Closing.

         7.6 HSR ACT NOTIFICATION. To the extent required by the HSR Act, each of the parties hereto shall (i) file or cause to be filed, as promptly as practicable but in no event later than 10 days after the execution and delivery of this Agreement, with the Federal Trade Commission and the United States Department of Justice, all reports and other documents required to be filed by such party under the HSR Act concerning the transactions contemplated hereby and
(ii) promptly comply with or cause to be complied with any requests by the Federal Trade Commission or the United States Department of Justice for additional information concerning such transactions, in each case so that the waiting period applicable to this Agreement and the transactions contemplated hereby under the HSR Act shall expire as soon as practicable after the execution and delivery of this Agreement. Each party hereto agrees to request, and to cooperate with the other party or parties in requesting, early termination of any applicable waiting period under the HSR Act.

         7.7  FINANCIAL STATEMENTS.

         (a) Seller shall prepare, or cause the preparation of, in accordance with GAAP, and deliver to Buyer within 30 days following the Closing, such additional audited and unaudited Acquired Business Balance Sheets, Acquired Business Statements of Operations and Acquired Business Statements of Cash Flows as may be required to enable Parent to complete and file its Form 8-K under the Exchange Act relating to the transactions contemplated by this Agreement, together with, in the case of any audited Acquired Business Balance Sheet, Acquired Business Statements of Operations and Acquired Business Statements of Cash Flows, the manually signed accountants' report of Arthur Andersen L.L.P. covering such audited financial statements.

         (b) Seller shall authorize Arthur Andersen L.L.P. to execute and deliver to Parent such consents as Parent may request relating to the inclusion of the reports of Arthur Andersen L.L.P. in any filing made by Parent under the Securities Act or the Exchange Act. Seller shall also authorize Arthur Andersen L.L.P. to deliver to Parent, Parent's board of directors and any investment bank retained by Buyer or Parent in connection with any financing engaged in relating to the transactions contemplated by this Agreement one or more comfort letters in such form and covering such items as are customary in transactions of this nature.

         (c) The costs and expenses of Arthur Andersen L.L.P. relating to the audit of the Financial Statements and the audited financial statements referred to in SECTION 7.7(a) shall be borne by Buyer.

         7.8  NONCOMPETITION.

         (a) Seller acknowledges that in consideration of the payment of the Purchase Price, Buyer is acquiring the goodwill of the Business, including complete ownership and control of the Assets. Therefore, Seller agrees that for a period commencing upon the Closing Date and ending upon the third anniversary thereof, unless otherwise extended pursuant to the terms of this SECTION 7.8, Seller will not, directly or indirectly, either as an employer, consultant, agent, principal, partner, stockholder, or in any other capacity, engage or participate in a business that is substantially similar to that of the Business within the United States or Canada. Seller represents to Buyer that the enforcement of the restriction contained in this SECTION 7.8(a) would not be unduly burdensome to Seller.

         (b) Buyer agrees that for a period commencing upon the Closing Date and ending upon the third anniversary thereof, unless otherwise extended pursuant to the terms of this SECTION 7.8, Buyer will not, directly or indirectly, either as an employer, consultant, agent, principal, partner, stockholder, or in any other capacity, engage or participate in the business of manufacturing, supplying or distributing computer equipment to or for customers of the Business as of the date of the Closing for use in storing, recording or placing audiotex information in connection with the Electronic Publishing Business within the United States or Canada. "Electronic Publishing Business" shall mean the business of providing computer stored audio information to end users. Notwithstanding the foregoing, this SECTION 7.8(b) shall not apply to
(i) Buyer's activities pursuant to the Reseller Agreement, (ii) Buyer's activities authorized in writing by Seller, (iii) Buyer's sale or distribution of equipment existing in Buyer's inventory on the Closing Date, or (iv) Buyer's development, manufacture, supply or distribution of equipment used in television programming services or interactive cable television systems. Buyer represents to Seller that the enforcement of the restriction contained in this SECTION 7.8(b) would not be unduly burdensome to Buyer.

         (c) The parties agree that a breach or violation of the applicable covenant not to compete by it shall entitle the other party, as a matter of right, to an injunction issued by any court of competent jurisdiction, restraining any further or continued breach or violation of such covenant. Such right to an injunction shall be cumulative and in addition to, and not in lieu of, any other remedies to which a party may show itself justly entitled. Further, during any period in which a party is in breach of such covenant not to compete, the time period during which such covenant shall be enforceable against such party shall be extended for an amount of time that such party is in breach hereof.

         (d) In addition to the restrictions set forth in SECTION 7.8(a), Seller shall not, (i) for a period commencing upon the Closing Date and ending upon the third anniversary thereof, either directly or indirectly, make known to any Person the names and addresses of any of the customers of the Business (as customers of the Business and not of the other businesses of Seller) or contacts of Seller or any other information pertaining to such customers or contacts or (ii) for the six-month period commencing upon the Closing Date, recruit or hire or attempt to recruit or hire, directly or by assisting others, any employee of Buyer.

         (e)  The parties agree that the limitations contained in this SECTION
7.8 with respect to time, geographical area and scope of activity are reasonable. However, if any court shall determine that the time, geographical area or scope of activity of any restriction contained in this SECTION 7.8 is unenforceable, it is the intention of the parties that such restrictive covenant set forth herein shall not thereby be terminated but shall be deemed amended to the extent required to render it valid and enforceable.

         (f) The covenants of Seller contained in this SECTION 7.8 may be assigned by Buyer to any Person to whom the Assets are Transferred substantially as an entirety, it being the intention of the parties hereto that such covenants shall inure to the benefit of any successor to the Assets, with the same force and effect as if such covenants had been made directly to such successor or successors.

         (g) The covenants of Buyer contained in this SECTION 7.8 may be assigned by Seller to any Person to whom the business described in SECTION 7.8(b) is Transferred substantially as an entirety, it being the intention of the parties hereto that such covenants shall inure to the benefit of any successor to such business, with the same force and effect as if such covenants had been made directly to such successor or successors.

         7.9  EMPLOYEE AND EMPLOYEE BENEFIT PLAN MATTERS.

         (a) On or before fourteen (14) days prior to the Closing Date, Buyer shall deliver to Seller a list of the Employees which Buyer intends to hire (the "Retained Employees"). Seller will cooperate with Buyer in its efforts to employ the Retained Employees. At the direction of Buyer, using releases reasonably acceptable to Seller and prepared by Buyer, Seller will seek to obtain releases of all claims held by Retained Employees against Seller relating to termination of employment with Seller. Buyer agrees with Seller that subject to the receipt of such a release from each Retained Employee, Buyer will offer to employ such Retained Employee and, if such offer is accepted, will employ such Retained Employee immediately after the Closing Date. Seller's employment of all Retained Employees who accept employment with Buyer will be terminated by Seller on the Closing Date. Seller shall be responsible for the payment to the Employees of all salaries, wages, benefits and other sums due and/or accrued through the Closing Date. Buyer agrees to promptly reimburse Seller for any and all liabilities for severance and accrued vacation incurred by Seller arising out of the termination in connection with the Closing of employment for any Employee; provided, that Buyer's obligation to reimburse Seller under this SECTION 7.9(a) shall be limited to the amount reflected on SCHEDULE 4.16, as of the Closing Date, for any such Employees.

         (b) Seller acknowledges and understands that Buyer is not hereby, and at no time hereafter will be, adopting, accepting, accepting the transfer of account balances of or assuming any employee benefit plan (including any 401(k) plan) or collective bargaining agreement of Seller relating to any of its employees or any other agreement, trust, plan, fund or other arrangement of Seller that provides for employee benefits or perquisites (collectively, "Employment Arrangements"), and Buyer shall have no liability or obligation whatsoever under any Employment Arrangement to Seller or to any employees of Seller, whether or not any of such employees are offered employment by or become employees of Buyer. Buyer is not obligated to replace any of the Employment Arrangements for any employees of Seller who become employees of Buyer, nor is Buyer obligated to provide such Persons with any similar agreements, plans or arrangements.

         (c) Seller will comply after the Closing Date with the requirements of Sections 601 through 608 of ERISA and Section 4980B of the Code with respect to any employee or former employee of Seller (and any dependent or former dependent thereof) whose employment with Seller terminates in connection with Buyer's purchase of the Business.

         (d) At the request of Buyer, Seller promptly will make such notifications to the Employees under the Worker Adjustment and Retraining Notification Act, 29 U.S.C. Section 2101 et seq. ("WARN Act") as Buyer may from time to time direct. Any request by Buyer hereunder shall include the notice to be given and specific instructions as to when and how such notice is to be given, and Seller shall have no obligation to take any other action with respect thereto.

         7.10 TRANSFER OF CERTAIN CONTRACTS. In the event that prior to the Closing the consent to the Transfer of any contract which by its terms requires the consent of any other contracting party thereto (each, a "Consent Required Contract") has not been obtained from such other contracting party, the terms of this SECTION 7.10 shall govern the Transfer of the benefits of each such contract. Notwithstanding any provision contained in this Agreement to the contrary, the parties hereto acknowledge and agree that at the Closing Seller shall not Transfer or cause to be Transferred to Buyer any Consent Required Contract the consent to which has not been obtained prior to the Closing Date. With respect to each such unassigned Consent Required Contract, after the Closing Date Seller shall, at the direction of Buyer, continue to deal with the other contracting party or parties to such Consent Required Contract as the prime contracting party, but Buyer shall be entitled to the benefits of such Consent Required Contract accruing after the Closing Date to the extent that Seller may provide Buyer with such benefits without violating the terms of such Consent Required Contract. To the extent permitted under such Consent Required Contract, Buyer agrees to perform at its sole expense all the obligations of Seller to be performed under such Consent Required Contract provided that Buyer receives any payments received by Seller relating to such Consent Required Contract for services provided after the Closing Date; and to the extent such performance by Buyer is not permitted under such Consent

Required Contract, Buyer agrees to make available to Seller such services as are necessary to enable Seller to perform Seller's obligations under such Consent Required Contract and to reimburse Seller for all costs after the Closing Date related to such services performed by Seller.

         7.11 AMENDMENT OF SCHEDULES. Seller agrees that, with respect to the representations and warranties of Seller contained in this Agreement, Seller shall have the continuing obligation until the Closing to supplement or amend promptly the Schedules hereto with respect to any matter hereafter arising or discovered which, if existing or known at the date of this Agreement, would have been required to be set forth or described in the Schedules. For all purposes of this Agreement, including without limitation for purposes of determining whether the condition set forth in SECTION 8.1 has been fulfilled, the Schedules hereto shall be deemed to include only that information contained therein on the date of this Agreement and shall be deemed to exclude all information contained in any supplement or amendment thereto; provided, however, Seller may amend SCHEDULE 1.1(a) until the Closing in order to add any agreements which Seller unintentionally omitted from such schedule in good faith.

         7.12 NOTIFICATION OF CERTAIN MATTERS. Seller shall give prompt notice to Buyer of (i) the occurrence or nonoccurrence of any event the occurrence or nonoccurrence of which would cause any representation or warranty contained in
ARTICLE IV to be untrue or inaccurate at or prior to the Closing, (ii) any failure of Seller to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by Seller hereunder and (iii) any notice or other communication from any Person alleging that the consent or approval of such Person is or may be required in connection with the transactions contemplated by this Agreement (other than those consents and approvals as stated in SECTIONS 4.4 AND 4.5). Buyer shall give prompt notice to Seller of
(i) the occurrence or nonoccurrence of any event the occurrence or nonoccurrence of which would cause any representation or warranty contained in ARTICLE V to be untrue or inaccurate at or prior to the Closing and (ii) any failure of Buyer to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by Buyer hereunder. In addition, prior to Closing Buyer shall notify Seller of the discovery of any fact which would cause any representation or warranty contained in Article IV to be untrue or inaccurate. The delivery of any notice pursuant to this Section shall not be deemed to (i) modify the representations or warranties hereunder of the party delivering such notice,
(ii) modify the conditions set forth in ARTICLES VIII and IX or (iii) limit or otherwise affect the remedies available hereunder to the party receiving such notice.

         7.13 FEES AND EXPENSES. Except as otherwise expressly provided in this Agreement, all fees and expenses, including fees and expenses of counsel, financial advisors and accountants, incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such fee or expense, whether or not the Closing shall have occurred. The fees and expenses of the arbitrator under Section 1.3(b) shall be split between the parties.

         7.14 TAXES.

         (a) All sales and use Taxes resulting from the consummation of the transactions contemplated hereby shall be borne by Seller, and the parties shall cooperate in obtaining all available exemptions from such Taxes. All other registration, Transfer, recording and deed and stamp Taxes and fees incurred in connection with the consummation of the transactions contemplated hereby shall be borne by Seller; provided, however, that ad valorem taxes on the Assets shall be prorated as between Buyer and Seller as of the Closing Date. Seller shall file all necessary documentation with respect to, and make all payments of, such Taxes and fees when due.

         (b) All real and personal property Taxes imposed on or with respect to the Assets for the year in which the Closing occurs shall be prorated as between Seller and Buyer based on the number of days in such year before and after the Closing Date. Seller shall be liable for such Taxes prorated for the period up to and including the Closing Date, and Buyer shall be liable for such Taxes prorated for the period subsequent to the Closing Date.
Seller shall be responsible for the actual payment of such Taxes to the appropriate Governmental Entity that become due and payable prior to the Closing Date. Buyer shall likewise be responsible for the actual payment of such Taxes becoming due and payable subsequent to the Closing Date. The parties shall file all necessary documentation with respect to, and make all payments of, such Taxes on a timely basis.

         7.15 FINANCING. Buyer shall use its reasonable business efforts to obtain the funds necessary to pay the Purchase Price.

         7.16 ADJUSTMENT. If any adjustment is made after the Closing Date under the terms of SECTION 1.3(g), then the parties agree to make such payment, as is necessary to implement such adjustment, within 30 days after Buyer's acceptance of such adjustment.


                                     ARTICLE VIII

                         CONDITIONS TO OBLIGATIONS OF SELLER

    The obligations of Seller to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment on or prior to the Closing Date of each of the following conditions:

         8.1 REPRESENTATIONS AND WARRANTIES TRUE. All the representations and warranties of Buyer contained in this Agreement, and in any agreement, instrument or document delivered pursuant hereto or in connection herewith on or prior to the Closing Date, shall be true and correct as of the date made and (having been deemed to have been made again on and as of the Closing Date in the same language) shall be true and correct on and as of the Closing Date, except as affected by transactions permitted by this Agreement and except to the extent that any such representation or warranty shall have been true and correct as of such specified date.

         8.2 COVENANTS AND AGREEMENTS PERFORMED. Buyer shall have performed and complied with in all material respects all covenants and agreements required by this Agreement to be performed or complied with by it on or prior to the Closing Date.

         8.3 HSR ACT. All waiting periods (and any extensions thereof) applicable to this Agreement and the transactions contemplated hereby under the HSR Act shall have expired or been terminated.

         8.4 LEGAL PROCEEDINGS. No Proceeding shall, on the Closing Date, be pending or threatened seeking to restrain, prohibit or obtain damages or other relief in connection with this Agreement or the consummation of the transactions contemplated hereby.

         8.5 CLOSING DELIVERIES. Seller shall have received from Buyer the deliveries specified in SECTION 3.3.

                                      ARTICLE IX

                          CONDITIONS TO OBLIGATIONS OF BUYER

    The obligations of Buyer to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment on or prior to the Closing Date of each of the following conditions:

         9.1 REPRESENTATIONS AND WARRANTIES TRUE. All the representations and warranties of Seller contained in this Agreement, and in any agreement, instrument or document delivered pursuant hereto or in connection herewith on or prior to the Closing Date, shall be true and correct as of the date made and (having been deemed to have been made again on and as of the Closing Date in the same language) shall be true and correct on and as of the Closing Date, except as affected by transactions permitted by this Agreement and except to the extent that any such representation or warranty is made as of a specified date, in which case such representation or warranty shall have been true and correct as of such specified date; provided, however, that the condition in this SECTION
9.1 shall relate only to matters which, when considered individually or in the aggregate, constitute a material breach of such representations and warranties.

         9.2 COVENANTS AND AGREEMENTS PERFORMED. Seller shall have performed and complied with in all material respects all covenants and agreements required by this Agreement to be performed or complied with by it on or prior to the Closing Date.

         9.3 HSR ACT. All waiting periods (and any extensions thereof) applicable to this Agreement and the transactions contemplated hereby under the HSR Act shall have expired or been terminated.

         9.4 LEGAL PROCEEDINGS. No Proceeding shall, on the Closing Date, be pending or threatened seeking to restrain, prohibit or obtain damages or other relief in connection with this Agreement or the consummation of the transactions contemplated hereby.

         9.5 CONSENTS. All consents and approvals of all Persons necessary for the consummation of the transactions contemplated hereby under any lease, contract, agreement or other instrument or obligation of Seller (other than any Contract), or any Applicable Law shall have been received and delivered to Buyer, all notices to any Person required by any of the foregoing to be given in respect of such transactions shall have been duly given, and all necessary action shall have been taken to Transfer to Buyer the contracts and any other material agreements between Seller and third parties.

         9.6 NO MATERIAL ADVERSE EFFECT. Since the date of this Agreement, there shall not have been any material adverse change in the business, assets, results of operations, condition (financial or otherwise) or prospects of the Business or the ownership or operation of the Assets or any material portion thereof which has resulted or is reasonably likely to result in a Material Adverse Effect.

         9.7 FINANCING. The proceeds of the financing necessary to consummate the transactions contemplated hereby shall have been received by Buyer.

         9.8 CLOSING DELIVERIES. Buyer shall have received from Seller the deliveries specified in SECTION 3.2.

                                      ARTICLE X

                                     TERMINATION

         10.1 TERMINATION. This Agreement may be terminated and the transactions contemplated hereby abandoned at any time prior to the Closing in the following manner:

         (a)  By mutual written consent of Seller and Buyer; or

         (b) By either Seller or Buyer, if the Closing shall not have occurred on or before November 21, 1997 (subject to extension by Buyer under Section 10.2) (as so extended, the "Termination Date"), unless such failure to close shall be due to a breach of this Agreement by the party seeking to terminate this Agreement pursuant to this clause (b); or

         (c) By either Seller or Buyer, if there shall be any statute, rule or regulation that makes consummation of the transactions contemplated hereby illegal or otherwise prohibited or a Governmental Entity shall have issued an order, decree or ruling or taken any other action permanently restraining, enjoining or otherwise prohibiting the consummation of the transactions contemplated hereby, and such order, decree, ruling or action shall have become final and nonappealable.

         10.2 EXTENSIONS. Buyer may extend the date specified in SECTION 10.1(B) by up to 120 days by delivering a certificate representing 25,000 shares of Common Stock to the Escrow Agent for each 30 day extension. Shares delivered to the Escrow Agent pursuant to this SECTION 10.2 shall become Deposit Shares and shall be treated as such in accordance with ARTICLE II.

Buyer shall give Seller written notice of its intention to extend the date in
SECTION 10.1(b) and deposit the additional Deposit Shares not less than two Business Days before the then applicable Termination Date.

         10.3 EFFECT OF TERMINATION. In the event of the termination of this Agreement pursuant to SECTION 10.1 by Seller or Buyer, written notice thereof shall be given to the other party specifying the provision hereof pursuant to which such termination is made, and this Agreement shall become void and have no effect, except that the agreements contained in this Section and in SECTIONS 7.2, 7.7(c) AND 7.13 shall survive the termination hereof. Nothing contained in this SECTION 10.3 shall relieve any party from liability for damages actually incurred as a result of any breach of this Agreement; provided, however, if Seller receives the Deposit Shares, the Deposit Shares shall be considered payment of damages to the extent of the value of the Deposit Shares.


                                      ARTICLE XI

             SURVIVAL OF REPRESENTATIONS AND WARRANTIES; INDEMNIFICATION

         11.1 SURVIVAL. The representations and warranties of the parties contained in this Agreement or in any certificate, instrument or document delivered pursuant hereto shall survive the Closing, regardless of any investigation made by or on behalf of any party, until the one year anniversary of the Closing Date ("Survival Date"). From and after the Survival Date, no party hereto or any shareholder, director, officer, employee or Affiliate of such party shall be under any liability whatsoever pursuant to this ARTICLE XI with respect to any representation or warranty to which such Survival Date relates, unless before the Survival Date for such representation or warranty it shall have received from the party seeking indemnification written notice of the existence of the claim for or in respect of which indemnification in respect of such representation or warranty is sought. The provisions of this Section shall have no effect upon any other obligation of the parties hereto under this Agreement, whether to be performed before, at or after the Closing.

         11.2 INDEMNIFICATION BY SELLER. Subject to the terms and conditions of this ARTICLE XI, Seller shall indemnify, defend and hold harmless Buyer from and against any and all claims, actions, causes of action, demands, assessments, losses, damages, liabilities, judgments, settlements, penalties, costs and expenses (including reasonable attorneys' fees and expenses), of any nature whatsoever (collectively, "Damages"), asserted against, resulting to, imposed upon, or incurred by Buyer, directly or indirectly, by reason of or resulting from:

         (a) Any inaccuracy in or breach of any representation or warranty of Seller contained in this Agreement or in any certificate, instrument or document delivered pursuant hereto;

         (b) Any breach by Seller of any of its covenants or agreements contained in this Agreement or in any certificate, instrument or document delivered pursuant hereto, if such breach is not cured to Buyer's satisfaction within 10 Business Days of the notice specifying such breach;

         (c) Any liability or obligation of Seller or any of its Affiliates (whether accrued, absolute, contingent, unliquidated or otherwise, whether or not known to Seller and whether due or to become due) other than the Assumed Liabilities;

         (d) The ownership, management or use of the Assets prior to the Closing Date;

         (e)  The operation of the Business prior to the Closing Date;

         (f) Any products distributed or sold by Seller in connection with the Business on or prior to the Closing Date;

         (g) Any acts or omissions of Seller prior to the Closing Date or any events or occurrences involving the Assets, the operation of the Business or the employees or former employees of Seller or its Affiliates taking place prior to the Closing Date (collectively, the "Buyer Claims").

The indemnity obligations of Seller under this SECTION 11.2 shall not be affected by the disclosure of a matter on any Schedule to this Agreement or the fact that the Damages arose or were incurred without an inaccuracy in or breach of any representation or warranty of Seller contained in this Agreement. Notwithstanding the foregoing, no indemnification shall be required to be made by Seller pursuant to subsections (a) and (b) of this SECTION 11.2 with respect to any Buyer Claims unless and until the aggregate amount of Damages incurred by Seller with respect to all such Buyer Claims (whether asserted, resulting, imposed or incurred before, on or after the Closing Date) exceeds one percent of the Purchase Price, it being agreed and understood that, if such amount is exceeded, Seller shall be liable to the full extent of such Damages, including those not in excess of one percent of the Purchase Price. Notwithstanding the foregoing, Buyer shall be entitled to recover all Damages, without limitation, due to an inaccuracy or breach of the representation and warranty of Seller contained in the first sentence of Section 4.12.

         11.3 INDEMNIFICATION BY BUYER. Subject to the terms and conditions of this ARTICLE XI, Buyer shall indemnify and hold harmless Seller from and against any and all Damages asserted against, resulting to, imposed upon or incurred by Seller, directly or indirectly, by reason of or resulting from:

         (a) Any inaccuracy in or breach of any representation or warranty of Buyer contained in this Agreement or in any certificate, instrument or document delivered pursuant hereto;

         (b) Any breach by Buyer of any of its covenants or agreements contained in this Agreement or in any certificate, instrument or document delivered pursuant hereto;

         (c)  The Assumed Liabilities;

         (d) The ownership, management or use by Buyer of the Assets from and after the Closing Date, except to the extent Buyer is indemnified by Seller with respect to such matters in SECTION 11.2;

         (e)  The operation of the Business prior to the Closing Date;

         (f) Any products distributed or sold by Buyer from and after the Closing Date;

         (g) Any acts or omissions of Buyer after the Closing Date or any events or occurrences involving the Assets, the operation of the Business or the employees of Buyer or its Affiliates taking place after the Closing Date, except to the extent Buyer is indemnified by Seller with respect to such matters pursuant to SECTION 11.2; and

         (h) Subject to Seller's fulfillment of its obligations under SECTION 7.9(D), any Damages to Seller that arises under the WARN Act as a result of the termination of the Employees on the Closing Date (collectively, "Seller Claims").

    The indemnity obligations of Buyer under this SECTION 11.2 shall not be affected by the disclosure of a matter on any Schedule to this Agreement or the fact that the Damages arose or were incurred without an inaccuracy in or breach of any representation or warranty of Buyer contained in this Agreement. Notwithstanding the foregoing, no indemnification shall be required to be made by Buyer pursuant to subsections (a) and (b) of this SECTION 11.3 with respect to any Seller Claims unless and until the aggregate amount of Damages incurred by Buyer with respect to all such Seller Claims (whether asserted, resulting, imposed, or incurred before, on, or after the Closing Date) exceeds one percent of the Purchase Price, it being agreed and understood that, if such amount is exceeded, Buyer shall be liable to the full extent of such Damages, including those not in excess of one percent of the Purchase Price.

         11.4 PROCEDURE FOR INDEMNIFICATION. Promptly after receipt by an indemnified party under SECTION 11.2 OR 11.3 of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against an indemnifying party under such Section, give written notice to the indemnifying party of the commencement thereof, but the failure so to notify the indemnifying party shall not relieve it of any liability that it may have to any indemnified party except to the extent the indemnifying party demonstrates that the defense of such action is prejudiced thereby. In case any such action shall be brought against an indemnified party and it shall give written notice to the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it may wish, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party. If the indemnifying party elects to assume the defense of such action, the indemnified party shall have the right to employ separate counsel at its own expense and to participate in the defense thereof. If the indemnifying party elects not to assume (or fails to assume) the defense of such action, the indemnified party shall be entitled to assume the defense of such action with counsel of its own choice, at the expense of the indemnifying party. If the action is asserted against both the indemnifying party and the indemnified party and there is a conflict of interests that renders it inappropriate for the same counsel to represent both the indemnifying party and the indemnified party, the indemnifying party shall be responsible for paying for separate counsel for the indemnified party; provided, however, that if there is more than one indemnified party, the indemnifying party shall not be responsible for paying for more than one separate firm of attorneys to represent the indemnified parties, regardless of the number of indemnified parties. If the indemnifying party elects to assume the defense of such action, (a) no compromise or settlement thereof may be effected by the indemnifying party without the indemnified party's written consent (which shall not be unreasonably withheld) unless the sole relief provided is monetary damages that are paid in full by the indemnifying party and (b) the indemnifying party shall have no liability with respect to any compromise or settlement thereof effected without its written consent (which shall not be unreasonably withheld).

                                     ARTICLE XII

                                    MISCELLANEOUS

         12.1 NOTICES. All notices, requests, demands and other communications required or permitted to be given or made hereunder by any party hereto shall be in writing and shall be deemed to have been duly given or made if delivered personally, or transmitted by first class registered or certified mail, postage prepaid, return receipt requested, or sent by prepaid overnight delivery service, or sent by cable, telegram, telefax or telex, to the parties at the following addresses (or at such other addresses as shall be specified by the parties by like notice):

         If to Buyer or Parent:
              8140 Walnut Hill Lane
              Suite 1000
              Dallas, Texas  75231
              Attention: Mike Pate and Maryann Walsh
              Fax: (214) 890-9099

         with a copy to:

              Thompson & Knight, P.C.
              1700 Pacific Avenue, Suite 3300
              Dallas, Texas 75201
              Attention:  Michael Bengtson
              Fax: (214) 969-1751

         If to Seller:
              250 International Parkway
              Suite 300
              Heathrow, Florida 32746
              Attention:  President and Chief Financial Officer
              Fax: (407) 357-1410

         with a copy to:

              Triplett, Woolf & Garretson, LLC
              Centre City Plaza
              151 North Main, Suite 800
              Wichita, Kansas 67202-1409
              Attention:  Thomas P. Garretson
              Fax: (316) 265-6165

         12.2 ENTIRE AGREEMENT. This Agreement, together with the Schedules, Exhibits, Annexes and other writings referred to herein or delivered pursuant hereto, constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof.

         12.3 BINDING EFFECT; ASSIGNMENT; NO THIRD PARTY BENEFIT. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. Except as otherwise expressly provided in this Agreement, neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by either of the parties hereto without the prior written consent of the other party, except that Buyer may assign to any wholly owned subsidiary or Affiliate of Buyer any of Buyer's rights, interests or obligations hereunder, upon notice to Seller, provided that no such assignment shall relieve Buyer of its obligations hereunder. Except as expressly provided in this Agreement, nothing in this Agreement, express or implied, is intended to or shall confer upon any Person (including any Employee) other than the parties hereto, and their respective successors and permitted assigns, any rights, benefits or remedies of any nature whatsoever under or by reason of this Agreement.

         12.4 SEVERABILITY. If any provision of this Agreement is held to be unenforceable, this Agreement shall be considered divisible and such provision shall be deemed inoperative to the extent it is deemed unenforceable, and in all other respects this Agreement shall remain in full force and effect; provided, however, that if any such provision may be made enforceable by limitation thereof, then such provision shall be deemed to be so limited and shall be enforceable to the maximum extent permitted by Applicable Law.

         12.5 GOVERNING LAW. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Kansas, without regard to the principles of conflicts of laws thereof.

         12.6 FURTHER ASSURANCES. From time to time following the Closing, at the request of either party hereto and without further consideration, the other party hereto shall execute and deliver to such requesting party such instruments and documents and take such other action (but without incurring any material financial obligation) as such requesting party may reasonably request in order to consummate more fully and effectively the transactions contemplated hereby.

         12.7 DESCRIPTIVE HEADINGS. The descriptive headings herein are inserted for convenience of reference only, do not constitute a part of this Agreement, and shall not affect in any manner the meaning or interpretation of this Agreement.

         12.8 GENDER. Pronouns in masculine, feminine and neuter genders shall be construed to include any other gender, and words in the singular form shall be construed to include the plural and vice versa, unless the context otherwise requires.

         12.9 REFERENCES. All references in this Agreement to Articles, Sections and other subdivisions refer to the Articles, Sections and other subdivisions of this Agreement unless expressly provided otherwise. The words "this Agreement", "herein", "hereof ", "hereby", "hereunder" and words of similar import refer to this Agreement as a whole and not to any particular subdivision unless expressly so limited. Whenever the words "include", "includes" and "including" are used in this Agreement, such words shall be deemed to be followed by the words "without limitation". Each reference herein to a Schedule refers to the item identified separately in writing by the parties hereto as the described Schedule to this Agreement. All Schedules are hereby incorporated in and made a part of this Agreement as if set forth in full herein.

         12.10 COUNTERPARTS. This Agreement may be executed by the parties hereto in any number of counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same agreement. Each counterpart may consist of a number of copies hereof each signed by less than all, but together signed by all, the parties hereto.

         12.11 DISCLOSURE. The disclosures in the Schedules to this Agreement, and those in any supplements thereto, shall relate only to the representations and warranties in the Section of this Agreement to which they expressly relate and to no other representation or warranty in this Agreement. In the event of any inconsistency between the statements in the body of this Agreement and those in the Schedules (other than an exception expressly set forth as such in the Schedules in relation to a specifically identified representation or warranty), those in this Agreement shall control.

         12.12 SURVIVAL. Except for any covenant or agreement that by its terms expressly terminates as of a specific date, the covenants and agreements of the parties hereto contained in this Agreement shall survive the Closing without contractual limitation.

         12.13 AMENDMENT. This Agreement may not be amended except by an instrument in writing signed by or on behalf of Buyer and Seller.

         12.14 WAIVER. Each of Seller and Buyer may (i) waive any inaccuracies in the representations and warranties of the other contained herein or in any document, certificate or writing delivered pursuant hereto or (ii) waive compliance by the other with any of the other's agreements or fulfillment of any conditions to its own obligations contained herein. Any agreement on the part of a party hereto to any such waiver shall be valid only if set forth in an instrument in writing signed by or on behalf of such party. No failure or delay by a party hereto in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

         12.15 REMEDIES NOT EXCLUSIVE. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law. The rights and remedies of any party based upon, arising out of or otherwise in respect of any inaccuracy in or breach of any representation, warranty, covenant or agreement contained in this Agreement shall in no way be limited by the fact that the act, omission, occurrence or other state of facts upon which any claim of any such inaccuracy or breach is based may also be the subject matter of any other representation, warranty, covenant or agreement contained in this Agreement (or in any other agreement between the parties) as to which there is no inaccuracy or breach.

    IN WITNESS WHEREOF, the parties have executed this Agreement, or caused this Agreement to be executed by their duly authorized representatives, all as of the day and year first above written.

                                  IT NETWORK, INC


                                  By: /s/ DAN D. MAITLAND
                                     -----------------------------------------
                                       Dan D. Maitland
                                       Executive Vice President


                                  BRITE VOICE SYSTEMS, INC.


                                  By: /s/ DONALD R. WALSH
                                     -----------------------------------------
                                       Donald R. Walsh
                                       Executive Vice President

                             LEASE AND SERVICES AGREEMENT



    THIS LEASE AND SERVICES AGREEMENT (this "lease"), made and entered into this _______ day of ________________, 1997, by and between BRITE VOICE SYSTEMS, INC. (hereinafter called "Landlord"), and IT NETWORK, INC. (hereinafter called "Tenant");


                                 W I T N E S S E T H:

    In consideration of the mutual covenants contained herein, Landlord and Tenant covenant and agree as follows:

    1.   LEASED PREMISES AND PERSONAL PROPERTY.       Landlord, in
consideration of the rent to be paid and the covenants and agreements to be performed by Tenant, as hereinafter set forth, does hereby LEASE, DEMISE and LET unto Tenant and Tenant accepts (i) that certain office space located (A) on the Garden Level shown and designated on the plan attached hereto and made a part hereof as EXHIBIT A-1 (said space hereinafter called the "21st Street Leased Premises") in the building located at 7309 East 21st Street North (hereinafter called the "21st Street Building") located on a tract of land in Wichita, Kansas (hereinafter called the "21st Street Land") and (B) on the first and second floors shown and designated on the plan attached hereto and made a part hereof as EXHIBIT A-2 (said space hereinafter called the "37th Street Leased Premises") in the building located at 9229 East 37th Street North (hereinafter called the "37th Street Building") located on a tract of land in Wichita, Kansas (hereinafter called the "37th Street Land") (the 21st Street Leased Premises and the 37th Street Leased Premises, the 21st Street Building and the 37th Street Building, and the 21st Street Land and the 37th Street Land are sometimes collectively called the "Leased Premises," the "Building," and the "Land," respectively) and (ii) the furniture and equipment the ("Personal Property") located within the Leased Premises, for a term (A) for the 21st Leased Premises beginning on the date hereof and ending 20 months after such commencement date, and (B) for the 37th Street Leased Premises beginning on the date hereof and ending on such date as Tenant shall specify. Tenant agrees and acknowledges that the Leased Premises (whether the Leased Premises consist of less than one floor or consist of one or more full floors within the Building) do not include, and Landlord hereby expressly reserves for its sole and exclusive use, any and all mechanical, electrical, telephone and similar rooms, janitor closets, elevator, pipe, and other vertical shafts and ducts, flues, stairwells, any area above the accoustical ceiling, and any other areas not specifically shown on EXHIBIT A-1 OR A-2 as being part of the Leased Premises. The Leased Premises and the Personal Property are leased by Landlord to Tenant and are accepted and are to be used and possessed by Tenant upon and subject to the terms, provisions, covenants, agreements and conditions contained in this Agreement.

    2. RENT. Tenant covenants and agrees to pay to Landlord in currency of the United States of America that at the time of payment is legal tender for public and private debts, (i) a total rental of $200,000 for the 21st Street Leased Premises, payable upon execution of this lease, and (ii) and rental of $500 per day for the 37th Street Leased Premises, payable in arrears within ten (10) days after the end of each month. Such installments of rent shall be paid to Landlord at the address specified in this lease or elsewhere as designated from time to time by written notice from Landlord to Tenant.

    3. PERSONAL PROPERTY. Landlord represents and warrants to Lessee that all the Personal Property is in good operating condition and repair (ordinary wear and tear excepted), is suitable for the purposes used, and is adequate and sufficient for the normal operation of Tenant's business.

    4. TAXES. Landlord agrees to pay before they become delinquent all real estate taxes and special assessments lawfully levied or assessed against the Leased Premises; provided, however, Landlord may, at its expense, contest and dispute the same, and in such case the disputed item need not be paid until finally adjudged to be valid.

    5. USE AND OCCUPANCY. The Leased Premises and the Personal Property may be used for any lawful purpose. Tenant shall at its own expense obtain any and all governmental licenses and permits necessary for such use. Tenant agrees to use and maintain the Leased Premises and the Personal Property in a clean, careful, safe and proper manner. Tenant will not in any manner deface or injure the Personal Property, the Building or the Land or any part thereof or overload the floors of the Leased Premises. Tenant agrees not to use or allow or permit the Leased Premises to be used for any purpose prohibited by any law of the United States or of the State of Kansas or by any ordinance of the City of Wichita, Kansas, and Tenant agrees not to commit waste or suffer or permit waste to be committed or to allow or permit any nuisance on or in the Leased Premises. Tenant shall not erect, place or allow to be placed any sign, advertising matter, stand, booth, or showcase in or upon the doorsteps, vestibules, halls, corridors, doors, outside walls, outside windows, or pavement of the Building or the Land (except for customary lettering on the door or doors to the Leased Premises) without the prior written consent of Landlord.

    6. COMMON AREAS. Tenant and its officers, employees, agents, customers and invitees also shall have the right to the nonexclusive use of automobile parking areas, walkways, bus stops, landscaped areas, driveways and sidewalks within the Building or on the Land (the "Common Areas"). Landlord agrees to make the Common Areas continuously available to Tenant for nonexclusive use by Tenant and the other aforementioned groups of persons during the term of this lease, except when portions thereof temporarily may be unavailable for use by reason of repair work then being underway thereon. The nonexclusive use of the Common Areas by Tenant and its officers, employees, agents, customers and invitees at all times shall be subject to such reasonable rules and regulations as Landlord form time to time may establish and shall be in common with other tenants from time to time of the Building. Landlord shall have the right from time to time temporarily to close the Common Areas to prevent the acquisition of public rights thereon. Landlord shall operate and maintain the Common Areas during the term of this lease in good order and repair in accordance with the standards of comparable buildings in the area in which the lease premises are located.

    7. ALTERATIONS AND ADDITIONS BY TENANT. Except as provided herein, Tenant shall not make or allow to be made any openings in the roof or exterior walls of the Building or any alterations, improvements or additions in or to the Leased Premises without first obtaining the written consent of Landlord, which consent will not be unreasonably withheld. Notwithstanding the foregoing, Tenant shall have the right at all times during the term of this lease to install shelves, machinery and trade fixtures (hereinafter collectively called "Trade Fixtures") in the Leased Premises, provided that Tenant complies with all applicable governmental laws, ordinances and regulations.

    8. REPAIR AND MAINTENANCE BY LANDLORD. Landlord shall at its expense maintain the roof, foundation, underground or otherwise concealed plumbing, and the structural soundness of the exterior walls (including all windows, window glass, plate glass, and all doors) of the Building in good repair and condition, except for reasonable wear and tear. Tenant shall give immediate written notice to Landlord of the need of such repairs and Landlord shall proceed promptly after receipt thereof to make such repairs.

    9. REPAIR AND MAINTENANCE BY TENANT. Tenant shall keep the Leased Premises (other than the portions thereof hereinabove provided to be maintained by Landlord), including all tenant improvements in good and tenantable repair and condition and shall promptly make all necessary repairs and replacements thereto, except those caused by fire or other casualty covered by insurance on the Leased Premises under policies naming Landlord as the insured, all at Tenant's sole expense.

    10. LIABILITY OF LANDLORD. Landlord shall not be liable to Tenant or to Tenant's employees, agents, licensees, or visitors, or to any other person whomsoever, for any loss or damage that may be occasioned by or through the acts or omissions of any other person whatsoever, excepting only the willful misconduct or negligence of duly authorized employees and agents of Landlord, or for any loss or damage to any property or person occasioned by theft, fire, act of God, public enemy, injunction, riot, insurrection, war, court order, requisition or order of governmental authority, or any other matter beyond the control of Landlord.

    11.  SERVICES BY LANDLORD.

    (a) So long as Tenant has not committed an uncured event of default under this lease, Landlord agrees to furnish for the occupied portion of the Leased Premises, at Landlord's cost and expense, the following services:

         (i) air conditioning, both heating and cooling (as required by the seasons) from 7:00 a.m. to 6:00 p.m. on Monday through Friday and on Saturdays from 8:00 a.m. to 1:00 p.m. (except on legal holidays designated on EXHIBIT B attached hereto and made a part hereof) and at such temperatures and in such amounts as may be reasonably required for comfortable use and occupancy under normal business operations; provided that, circulating air will not be available other than by air conditioning and if Tenant shall require air conditioning (heating and cooling) during any season outside the hours and days above specified, Landlord shall furnish the same for the area or areas specified in a written request of Tenant delivered to the superintendent of the Building before 3:00 p.m. of the business day preceding the extra usage, and for such service Tenant shall pay Landlord, upon receipt of a bill therefor, the sum of $50.00 per hour (subject to proportionate adjustments to reflect increases or decreases in labor and utility costs) and if more than one Tenant has requested and is furnished this service for the same hour(s), it is understood that the charge will be prorated if such proration is reasonably possible and practicable;

         (ii) cold water (at the normal temperature of the supply of water to the Building) for lavatory and toilet purposes, refrigerated water for drinking purposes and hot water (from the regular Building supply at prevailing temperatures) for lavatory purposes, all of such water service to be supplied from the regular supply of water to the Building at points of supply provided for general use of tenants of the Building through fixtures installed by Landlord or by Tenant with Landlord's consent;

         (iii) janitor and maid service to the Leased Premises on weekdays other than holidays and such window washing and wall cleaning as may in the judgment of Landlord be reasonably required;

         (iv) operatorless passenger elevators for ingress and egress from the floor(s) on which the Leased Premises are located provided that Landlord may reasonably limit the number of elevators to be in operation on Saturdays, Sundays and holidays (as designated on Exhibit B attached hereto and made a part hereof) and freight elevator service in common with other tenants but only when scheduled through the manager of the Building; (v) rest room facilities;

         (vi) electric lighting for all public areas and special service areas of the Building in the manner and to the extent deemed by Landlord to be reasonable and standard including replacement of Building standard light bulbs and tubes;

         (vii) mailroom services for internal and external mail in accordance with the customary practices of Landlord at the Building;

         (viii) switchboard services for incoming calls to the Building; and

         (ix) local telephone service and incoming facsimile services;

    (b) So long as Tenant has not committed an uncured event of default under this lease, Landlord shall furnish sufficient power for lighting and for typewriters, computer and/or electronic data processing equipment, and other electrical equipment relating to the operation of Tenant's business. Landlord shall not be liable in any way to Tenant for any failure or defect in the supply or character of electric energy furnished on the Leased Premises by reason of any requirement, act or omission of the public utility serving the Building with electricity. All installations of electrical fixtures, appliances and equipment within the Leased Premises shall be subject to Landlord's prior approval. All replacement lighting tubes and bulbs required through normal office usage in building standard fixtures in the Leased Premises will be furnished and installed by Landlord at Landlord's expense. Whenever heat generating machines or equipment (other than general office machines as described hereinbefore) are used in the Leased Premises by Tenant which affect the temperature otherwise maintained by the air conditioning system, Landlord shall have the right to install supplemental air conditioning units in the Leased Premises, and the cost thereof, including the cost of installation, operation, use and maintenance, shall be paid by Tenant to Landlord on demand. The obligation of Landlord to furnish electrical service shall be subject to the rules and regulations of the supplier of such electricity and of any municipal or other governmental authority regulating the business of providing electrical utility service. Tenant covenants and agrees that at all times its use of electric current shall never exceed the capacity of existing feeders to the Building or the risers or wiring installations. Any riser or risers or wiring to meet Tenant's excess electrical requirements upon written request of Tenant will be installed by Landlord at the sole cost and expense of Tenant (if, in Landlord's sole judgment, the same are necessary and will not cause permanent damage or injury to the Building or the premises or cause or create a dangerous or hazardous condition or entail excessive or unreasonable alterations, repairs or expense or interfere with or disturb other tenants or occupants).

    (c) Landlord does not warrant that the services provided for in subparagraphs (a) and (b) next above will be free from any slow-down, interruption or stoppage pursuant to voluntary agreement by and between Landlord and governmental bodies and regulatory agencies or in connection with any rule, regulation or order of any governmental body or regulatory agency or caused by the maintenance, repair, substitution, renewal, replacement or improvement of any of the equipment involved in the furnishing of any such services or caused by changes of services, alterations, strikes, lock-outs, labor controversies, accidents, acts of God or the elements or any other cause beyond the reasonable control of Landlord, and specifically no such slow-down, interruption or stoppage of any of such services shall ever be construed as an eviction, actual or constructive, of Tenant nor shall same cause any abatement of the rent payable hereunder or in any manner or for any purpose relieve Tenant from any of its obligations hereunder, and in no event shall Landlord be liable for damage to persons or property, or in default hereunder, as a result of such slow-down, interruption or stoppage. Landlord agrees to use due diligence to resume the service upon any such slow-down, interruption or stoppage.

    12. LONG DISTANCE SERVICES. During the term of this lease, Landlord agrees to allow Tenant to use Landlord's telephone system and long distance service. Tenant agrees to reimburse Landlord for Landlord's actual cost due to Tenant's use of such long distance service.

    13. FIRE OR OTHER CASUALTY. If the Leased Premises or any part thereof shall be damaged by fire or other casualty, Tenant shall give prompt written notice thereof to Landlord. Landlord shall within five (5) days after the date of such damage commence to repair and restore the Building and shall proceed with reasonable diligence to restore the Building (except that Landlord shall not be responsible for delays outside its control) to substantially the same condition in which it was immediately prior to the happening of the casualty, except that Landlord shall not be required to rebuild, repair or replace any part of Tenant's Trade Fixtures or tenant improvements or furniture, furnishings or office equipment removable by Tenant under the provisions of this lease. Landlord shall not be liable for any inconvenience or annoyance to Tenant or injury to the business of Tenant resulting in any way from such damage or the repair thereof, except that Landlord shall allow Tenant a fair diminution of rent during the time and to the extent the Leased Premises are unfit for occupancy. Any insurance which may be carried by Landlord or Tenant against loss or damage to the Leased Premises shall be for the sole benefit of the party carrying such insurance and under its sole control. Landlord shall at its expense maintain sufficient fire and extended coverage insurance on the Leased Premises to cover its obligations to repair and restore contained in this Paragraph and, upon request of Tenant, will furnish evidence of such insurance to Tenant.

    14. CERTAIN RIGHTS RESERVED BY LANDLORD. Landlord shall have the following rights, exercisable without notice and without liability to Tenant for damage or injury to property, persons or business and without effecting an eviction, constructive or actual, or disturbance of Tenant's use or possession or giving rise to any claim for set-off or abatement of rent:

         (a)  To change the Building's name or street address.

         (b) To install, affix and maintain any and all signs on the exterior and interior of the Building.

         (c) To designate and approve, prior to installation, all types of window shades, blinds, drapes, awnings, window ventilators and other similar equipment, and to control all internal lighting that may be visible from the exterior of the Building.

         (d) To retain at all times, and to use in appropriate instances, keys to all doors within and into the Leased Premises. No locks shall be changed or added without the prior written consent of Landlord.

         (e) To decorate and to make repairs, alterations, additions, changes or improvements, whether structural or otherwise, in and about the Building, or any part thereof, and for such purposes to enter upon the Leased Premises and, during the continuance of any of said work, to temporarily close doors, entryways, public space and corridors in the Building, to interrupt or temporarily suspend Building services and facilities and to change the arrangement and location of entrances or passageways, doors and doorways, corridors, elevators, stairs, toilets, or other public parts of the Building, all without abatement of rent or affecting any of Tenant's obligations hereunder, so long as the Leased Premises are reasonably accessible.

         (f) To have and retain a paramount title to the Leased Premises free and clear of any act of Tenant purporting to burden or encumber them.

         (g) To prohibit the placing of vending or dispensing machines of any kind in or about the Leased Premises without the prior written permission of Landlord.

         (h) To have access for Landlord and other tenants of the Building to any mail chutes located on the Leased Premises according to the rules of the United States Postal Service.

         (i) To take all such reasonable measures as Landlord may deem advisable for the security of the Building and its occupants, including without limitation, the evacuation of the Building for cause, suspected cause, or for drill purposes, the temporary denial of access to the Building and the closing of the Building after regular working hours, i.e., 8 a.m. to 6 p.m. on business days and on Saturdays, Sundays and legal holidays, subject, however, to Tenant's right to admittance when the Building is closed after regular working hours under such reasonable regulations as Landlord may prescribe from time to time which may include by way of example but not of limitation, that persons entering or leaving the Building, whether or not during regular working hours, identify themselves to a security officer by registration or otherwise and that said persons establish their right to enter or leave the Building.

    15. CONDEMNATION. If the whole or substantially the whole of the Building or the Leased Premises should be taken for any public or quasi-public use under any governmental law, ordinance or regulation or by right of eminent domain or should be sold to the condemning authority under threat of condemnation, then this lease shall terminate as of the date when physical possession of the Building or the Leased Premises is taken by the condemning authority. If less than the whole or substantially the whole of the Building or the Leased Premises is thus taken or sold, this lease shall not be thus terminated and the rent payable hereunder shall be diminished by an amount representing that part of said rent as shall properly be allocable to the portion of the Leased Premises which was so taken or sold and Landlord shall, at Landlord's sole expense, restore and reconstruct the Leased Premises to substantially their former condition to the extent that the same may be feasible. Landlord and Tenant shall each be entitled to receive and retain such separate awards and portions of lump sum awards as may be allocated to their respective interests in any condemnation proceedings. The termination of this lease shall not affect the rights of the respective parties to such awards.

    16. WAIVER OF SUBROGATION. Each party hereto hereby waives any and every claim which arises or may arise in its favor and against the other party hereto during the term of this lease or any extension or renewal thereof for any and all loss of, or damage to, any of its property which loss or damage is covered by valid and collectible fire and extended coverage insurance policies, to the extent that such loss or damage is recovered under said insurance policies. Said waivers shall be in addition to, and not in limitation or derogation of, any other waiver or release contained in this lease with respect to any loss or damage to property of the parties hereto. Inasmuch as the above mutual waivers will preclude the assignment of any aforesaid claim by way of subrogation (or otherwise) to any insurance company (or any other person), each party hereto hereby agrees immediately to give to each insurance company which has issued to it policies of fire and extended coverage insurance written notice of the terms of said mutual waivers, and to have said insurance policies properly endorsed, if necessary, to prevent the invalidation of said insurance coverages by reason of said waivers.

    17. SURRENDER UPON TERMINATION. At the termination of this lease whether caused by lapse of time or otherwise, Tenant shall at once surrender possession of the Leased Premises and deliver said premises to Landlord broom-clean in as good repair and condition as at the commencement of Tenant's occupancy, reasonable wear and tear and damages or destruction by fire or other casualty excepted, and shall deliver to Landlord all keys to the Leased Premises. All alterations, additions or improvements, whether temporary or permanent in character made in or upon the Leased Premises by Landlord shall be Landlord's property on termination of this lease and shall remain on the Leased Premises. All Trade Fixtures, tenant improvements, and furniture, furnishings and office equipment installed by Tenant may be removed by Tenant at the termination of this lease. All such removals shall be accomplished in a good workmanlike manner so as not to damage the Leased Premises or the primary structure or structural qualities of the Leased Premises or the plumbing, electrical lines or other utilities. Upon termination of this lease, Tenant shall surrender such Personal Property to Lessor in the same operating order, repair, condition and appearance as when received, excepting ordinary wear and tear and damage by any cause covered by proceeds of insurance paid to Landlord, by leaving the Personal Property within the Leased Premises.

    18. ASSIGNMENT AND SUBLEASING. Tenant may not, without the consent of the Landlord, assign this lease or sublet the Leased Premises or any portion thereof.

    19. DEFAULT BY TENANT. The following events shall be deemed to be events of default by Tenant under this lease:

         (a) Tenant shall fail to pay any installment of the rent on the date that same is due and such failure shall continue for a period of ten (10) days.

         (b) Tenant shall fail to comply with any term, condition or covenant of this lease, other than the payment of rent, and shall not cure such failure within thirty (30) days after written notice thereof to Tenant, provided that, if such failure cannot reasonably be cured within the said thirty (30) days, Tenant shall not be in default if he commences to cure such failure within said 30 days and shall thereafter with reasonable diligence and good faith proceed to cure such failure.

         (c) Tenant shall become insolvent, or shall make a transfer in fraud of creditors, or shall make an assignment for the benefit of creditors.

         (d) Tenant shall file a petition under any section or chapter of the National Bankruptcy Act, as amended, or under any similar law or statute of the United States or any State thereof; or Tenant shall be adjudged bankrupt or insolvent in proceedings filed against Tenant thereunder.

         (e) A receiver or trustee shall be appointed for all or substantially all of the assets of Tenant.

    Upon the occurrence of any of such events of default, Landlord shall have the option to pursue any one or more of the following remedies without any notice or demand whatsoever:

         (1) Terminate this lease as to the affected Leased Premises, in which event Tenant shall immediately surrender the affected Leased Premises and the affected Personal Property to Landlord, and, if Tenant fails so to do, Landlord may, without prejudice to any other remedy which it may have for possession or arrearages in rent, enter upon and take possession of the affected Leased Premises and the Personal Property and expel or remove Tenant and any other person who may be occupying said premises or any part thereof, by force if necessary, without being liable for prosecution or any claim or damages therefor.

         (2) Enter upon and take possession of the affected Leased Premises and the affected Personal Property and expel or remove Tenant and any other person who may be occupying said premises or any part thereof, by force if necessary, without being liable for prosecution or any claim for damages therefor, and relet the premises and receive the rent therefor.

    The parties agree that, for the purposes of this Section 19, this lease shall be deemed to be divisble between the 21st Street Leased Premises and the 37th Street Leased Premises, and, therefore, a default which exists with respect to only one of the Leased Premises shall not permit Landlord to exercise any remedies with respect to the other Leased Premises.

    Pursuit of any of the foregoing remedies shall not preclude pursuit of any of the other remedies herein provided or any other remedies provided by law, nor shall pursuit of any remedy herein provided constitute a forfeiture or waiver of any rent due to Landlord hereunder or of any damages accruing to Landlord by reason of the violation of any of the terms, conditions and covenants herein contained.

    20. ATTORNEYS' FEES. If, on account of any breach or default by Landlord or Tenant of their obligations to any of the parties hereto, under the terms, conditions and covenants of this lease, it shall become necessary for any of the parties hereto to employ an attorney to enforce or defend any of its rights or remedies hereunder, and should such party prevail, it shall be entitled to any reasonable attorneys' fees incurred in such connection.

    21. QUIET ENJOYMENT. Provided Tenant pays the rent payable hereunder as and when due and payable and keeps and fulfills all of the terms, covenants, agreements and conditions to be performed by Tenant hereunder, Tenant shall at all times during the lease term peaceably and quietly enjoy the Leased Premises without any disturbance from Landlord or from any other person claiming by, through or under Landlord, subject to the terms, provisions, covenants, agreements and conditions of this lease.

    22. NOTICES. Each provision of this lease, or of any applicable governmental laws, ordinances, regulations and other requirements with reference to the sending, mailing or delivery of any notice or with reference to the making of any payment by Tenant to Landlord, shall be deemed to be complied with when and if the following steps are taken:

         (a) All rent and other payments required to be made by Tenant to Landlord hereunder shall be payable to Landlord at the address hereinbelow set forth, or at such other address as Landlord may specify from time to time by written notice delivered in accordance herewith.

         (b) Any notice or document required to be delivered hereunder shall be deemed to be delivered, whether actually received or not, when deposited in the United States mail, postage prepaid, registered mail, return receipt requested, addressed to the parties hereto at the respective addresses set out opposite their names below, or at such other address as they have heretofore specified by written notice:


         Landlord:                ___________________________
                                  ___________________________
                                  ___________________________

         Tenant:                  8140 Walnut Hill Lane
                                  Suite 1000
                                  Dallas, Texas  75231
                                  Attn:  Mike Pate and Maryann Walsh
                                  Fax: (214) 890-9014

    23. SEVERABILITY. Each and every covenant and agreement contained in this lease is, and shall be construed to be, a separate and independent covenant and agreement. If any term or provision of this lease or the application thereof to any person or circumstances shall be to any extent invalid and unenforceable, the remainder of this lease, or the application of such term or provision to persons or circumstances other than those as to which it is invalid or unenforceable, shall not be affected thereby.

    24. NO MERGER. There shall be no merger of this lease or of the leasehold estate hereby created with the fee estate in the Leased Premises or any part thereof by reason of the fact that the same person may acquire or hold, directly or indirectly, this lease or the leasehold estate hereby created or any interest in this lease or in such leasehold estate as well as the fee estate in the Leased Premises or any interest in such fee estate.

    25. GENDER. Words of any gender used in this lease shall be held and construed to include any other gender, and words in the singular number shall be held to include the plural, unless the context otherwise requires.

    26. ENTIRE AGREEMENT. This lease sets forth the entire agreement between the parties and no amendment or modification of this lease shall be binding or valid unless expressed in a writing executed by both parties hereto.

    27. PARAGRAPH HEADINGS. The paragraph headings contained in this lease are for convenience only and shall in no way enlarge or limit the scope or meaning of the various and several paragraphs hereof.

    28. BINDING EFFECT. All of the covenants, agreements, terms and conditions to be observed and performed by the parties hereto shall be applicable to and binding upon their respective heirs, personal representatives, successors and, to the extent assignment is permitted hereunder, their respective assigns.

    IN WITNESS WHEREOF, Landlord and Tenant have executed this lease as of the date first above written.


                             BRITE VOICE SYSTEMS, INC



                             By
                               ------------------------------------

                                                           LANDLORD



                             IT NETWORK, INC.



                             By
                               ------------------------------------
                                                             TENANT

                                      EXHIBIT B


                                       Holidays


January 1st. . . . . . . . . . . . . . . . . . . . . . . . . .   New Year's Day

Third Monday in February   . . . . . . . . . . .  Washington-Lincoln's Birthday

Last Monday in May . . . . . . . . . . . . . . . . . . . . . . . . Memorial Day

July 4th . . . . . . . . . . . . . . . . . . . . . . . . . . . Independence Day

First Monday in September  . . . . . . . . . . . . . . . . . . . . .  Labor Day

Second Monday in October . . . . . . . . . . . . . . . . . . . . . Columbus Day

November 11  . . . . . . . . . . . . . . . . . . . . . . . . . .  Veteran's Day

Fourth Thursday in November  . . . . . . . . . . . . . . . . . . . Thanksgiving

December 25th  . . . . . . . . . . . . . . . . . . . . . . . . . . .  Christmas

                       RESELLER AGREEMENT


     THIS RESELLER AGREEMENT ("Agreement") is effective this _____ day of September, 1996, by and between BRITE VOICE SYSTEMS, INC., a Kansas corporation ("Brite") and ________________________, a
___________ corporation ("Reseller").

                             RECITALS

     A. Brite has developed, manufactures and sells audiotex computer systems used for delivering audiotex information to end users ("Systems").

     B. Reseller desires to obtain the rights to obtain Systems from Brite and resell and relicense such Systems to Reseller's customers.

     NOW, THEREFORE, in consideration of the premises, and the covenant and conditions contained herein, the parties agree as follows:

                       TERMS AND CONDITIONS

     I.   APPOINTMENT AS RESELLER; GRANT OF LICENSE.

          A. Brite hereby appoints Reseller as an authorized reseller and relicensor of the Systems in the Territory, as defined below.

          B. In conjunction with its appointment as a reseller and relicensor hereunder, Brite hereby grants Reseller and Reseller hereby accepts, subject to the terms and conditions of this Agreement:

               (1) A nonexclusive, nontransferable and revocable license to grant nonexclusive, nontransferable and revocable site-specific sublicenses to Reseller's customers to use the computer software that is part of the System ("Software"), subject to the terms set forth in the Sublicense Agreement, solely in the Territory, solely in object code form and solely as a part of a Brite System purchased from Reseller. Reseller shall require that each customer sign a Sub-License Agreement, in form and content substantially the same as that set forth as Exhibit "A" hereto, prior to delivery by Reseller of the Software.

               (2) A nonexclusive, nontransferable and revocable license to use the Software to demonstrate and assist in selling the Systems to Reseller's customers.

          C. The licenses granted in this Agreement are limited to use by Reseller or its customers in conjunction with telecommunications.

          D. Reseller shall maintain complete, accurate records with respect to all copies of the Software sub-licensed. Copies of all Sub-License Agreements shall be maintained at Reseller's principal place of business. Reseller shall furnish to Brite, within thirty (30) days after the end of each month in which a Sub-License Agreement is granted, a report identifying each Sub-License Agreement executed during the previous month, including the customer's name, date of shipment, type of System, serial numbers and site location. A copy of each Sub-License Agreement shall be provided at that time to Brite.

          E. Reseller acknowledges that the Software is copyrighted and is not in the public domain. Title to all intellectual property rights, including, but not limited to, patents, copyrights, trademarks, service marks and trade secret rights in and title to all copies of the Software (in any form) and all derivative works, updates, modifications, improvements and enhancements thereto shall remain with Brite. No title to or interest in such rights is transferred or assigned to Reseller hereunder. Reseller shall not, directly or indirectly, copy all or any part of the Software, except as authorized by this Agreement. All copies of the Software delivered by Reseller to its customers shall include appropriate proprietary, copyright and trade secret legends in the same form and location as the form and location specified by Brite from time to time in writing. The inclusion of a copyright notice on any of the Software shall not cause it to be and shall not be construed to cause it to be a published work.

          F. Reseller shall not itself or allow another to directly or indirectly modify, alter, reverse engineer, disassemble or decompile all or any part of the Software, or make any attempt in any fashion to obtain the source code of the Software without Brite's prior written consent.

          G. Reseller shall only represent to its customers that Reseller has authority to sub-license the Software in accordance with this Agreement and Reseller shall not represent that it has any ownership rights in or the right to sell the Software.

     2. TERRITORY. The territory shall be the United States and Canada, except for prohibited locations, if any, as Brite may notify Reseller based on contractual prohibitions binding upon Brite.

     3. SUPPORT AND END USER TRAINING. Reseller shall install, adequately support and provide end user training for all Systems covered under this Agreement. Reseller shall maintain service standards and response times as may, from time to time, be set in writing by Brite. In no instance will Reseller be required to perform service at a higher performance level than Brite is willing to perform with its other customers. Reseller may elect in writing to use Brite's training, technical support and customer support resources for purposes of system design, installation, ongoing technical support or customer training. If Reseller makes this election then the fees for such services will be Brite's then current fees.

     4. RESELLER RESPONSIBILITIES AS RESELLER. In addition to every other obligation assumed by it under the other provisions of this Agreement, Reseller shall:

          A.   Register with Brite the warranty for each System sold by it.

          B.   Bear all expenses incurred by it under this Agreement.

          C. Not endeavor to, nor shall it be entitled to, enter into any obligation on behalf of Brite, without the prior written consent of Brite.

     5.   SYSTEM PRICES; TERMS OF PURCHASE AND PAYMENT; DELIVERY.

During the term of this Agreement, Reseller may purchase, for resale and sublicensing, Systems from Brite. The Systems will be priced based upon Brite's list price, less the discount set forth below. Discounts are applied to each order at the percentage applicable for the then cumulative value of orders placed that year calculated by adding the amount of the current order to the amount of the prior orders placed that calendar year.

     Orders per Calendar Year           Percentage Discount
     ------------------------           -------------------
     from $0 to $1,000,000                     40%
     from $1,00,001 to $3,000,000              43%
     above $3,000,000                          45%

          A. Reseller's orders of Systems shall be initiated by signed Purchase Orders. Purchase Orders shall be subject to the terms and conditions of this Agreement and may not modify this Agreement. Purchase Orders shall be sent to Brite by hard copy or facsimile. All Purchase Orders shall be subject to Brite's written acceptance.

          B. Systems purchased by Reseller shall be delivered within sixty (60) days after Brite's acceptance of a Purchase Order. Brite will consider shorter shipping date schedules on a case-by-case basis.

          C. Reseller shall pay the Total Charges, consisting of the discounted purchase price of the Systems, shipping charges, and any other applicable charges, as follows:

  Amount of Total Charges     Time Due
  -----------------------     --------
          50%                 upon shipment of the System to Reseller
          50%                 upon installation of the System

          D. Reseller shall be solely responsible for the payment of sales, excise, use, property and all other taxes, fees or duties levied with respect to the Systems sold to

     Reseller hereunder, other than any taxes which may be imposed upon or measured by Brite's income.

          E. Title to the equipment that is a component of the Systems shall pass to Reseller and delivery shall be deemed to have occurred upon Brite's delivery of the Systems to the commercial carrier FOB Brite's facility. Notwithstanding anything herein to the contrary, title to the Software that is a component of the Systems shall remain in Brite at all times. In all cases, risk of loss or damage in transit shall be Reseller's, whose responsibility it shall be to file claims with its insurance carrier.

          F.   All Systems shall be priced FOB Brite's facility.
     Brite will ship air freight collect, best way air freight, unless prior shipping instructions have been provided by Reseller.

     6.   WARRANTY; LIMITATION OF DAMAGES.

          A. Brite will warrant Systems to Reseller's customers as more fully set forth in the Sublicense Agreement, Exhibit "A". Any Systems, or parts thereof, which do not substantially perform in accordance with Brite's published specifications for such System, within one (1) year from the date of installation, shall be either repaired or replaced by Brite, at its option, upon receipt of the defective item and a warranty claim. Repair or replacement of a defective item will not extend the warranty period beyond the original warranty expiration date. Reseller shall not bind Brite to any obligation or liability, except as expressly allowed by this Agreement.

          B. THERE ARE NO WARRANTIES THAT EXTEND BEYOND THE DESCRIPTION ON THE FACE HEREOF. THE WARRANTIES SET OUT HEREIN ARE EXCLUSIVE AND ANY CLAIMED IMPLIED WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR APPLICATION OR PURPOSE IS HEREBY SPECIFICALLY DISCLAIMED. Brite shall not be liable for any direct, special, incidental or consequential damages, including lost profits, arising either out of this Agreement or Reseller's and Reseller's Customer's use of or loss of use of the System. In no event shall Brite's entire liability with respect to a System exceed the amount paid to Brite for such System under Section 5 of this Agreement.

     7.   TERM AND TERMINATION.

          A. The term of this Agreement shall commence on the date hereof and end three years from that date.

          B. Either party shall have the right to immediately terminate this Agreement (i) upon liquidation, dissolution, merger, consolidation or sale of substantially all of the assets of the other party or, upon any substantial change in the management or control, direct or indirect, of the other party, which in the party's sole judgment would negatively impact the other party's ability to fulfill the terms of this Agreement; (ii) if a receiver is appointed for the other party or its properties; (iii) if the other party becomes insolvent or unable to pay its debts as they mature in the ordinary course of business or makes an assignment for the benefit of its creditors; (iv) if proceedings are commenced against the other party under bankruptcy, insolvency, debtor's relief or other similar laws and such proceedings are not vacated or set aside within sixty (60) days after the commencement thereof; or (v) upon any material breach of this Agreement by the other party that is not cured within thirty (30) days following written notice of such breach.

          C. Termination of this Agreement shall be without prejudice to the rights of the parties with respect to Systems already sold or distributed to Reseller, as well as payments for such Systems.

     8. NOTICES. Any notices given hereunder shall be delivered by facsimile transmission with a confirming copy sent by United States mail, proper postage prepaid, to the other party at the address set forth below. Any such notice shall be deemed given as of the next business day following facsimile transmission. Any party may change the address for receiving notices by giving notice of such change as required in this section.

     9. ASSIGNMENT. Neither party may assign this Agreement without the prior written consent of the other party, which shall not be unreasonably withheld. This Agreement is binding upon the parties hereto and their respective successors and assigns.

     10. ENTIRE AGREEMENT. This Agreement and its Exhibit constitute the entire agreement of the parties and supersedes all prior agreements, understandings, negotiations or contracts between the parties, written or oral, with respect to the subject matter hereof. This Agreement and its Exhibit may be effectively amended or modified only by a writing that has been executed by the parties hereto.

     11. LAW. This Agreement and any dispute arising therefrom shall be governed by the substantive laws of the state of Kansas.

The parties agree to and execute this Agreement:


BRITE:                             RESELLER:
BRITE VOICE SYSTEMS, INC.


By______________________________   By___________________________________

Title___________________________   Title________________________________

Date____________________________   Date_________________________________

250 International Parkway, Suite 134         Address:

Heathrow, Florida   32746
Telephone Number (407) 357-1000         Telephone Number:
Facsimile Number (407) 357-1400         Facsimile Number:

                                  EXHIBIT A


                  NONEXCLUSIVE SOFTWARE SUBLICENSE AGREEMENT



     WHEREAS, ______________________. ("Distributor") is a distributor of the certain products of Brite Voice Systems, Inc., 250 International Parkway, Suite 134, Heathrow, Florida 32746 ("Brite"); and

     WHEREAS, Distributor has been granted in its Reseller Agreement certain rights to sublicense software developed, owned or distributed by Brite; and

     WHEREAS, __________________________________  ("Customer") desires to acquire a computer system ("System") by purchasing certain computer equipment manufactured by Brite from Distributor and, in conjunction therewith, desires to obtain a limited software sublicense.

     NOW, THEREFORE, Customer and Distributor contractually agree and
covenant on this     day of                 , 19    , as follows:

     1. PARTIES. This Sublicense Agreement ("Agreement") is between Distributor, as Licensor, and Customer, as Licensee. Distributor and Customer both expressly agree that Brite is a direct third party beneficiary of this Agreement and Brite may enforce its rights hereunder.

     2. LICENSED SOFTWARE. The "Licensed Software" is defined as the computer programs in machine readable (object code) form developed, owned or distributed by Brite, used by the System and included with Customer's purchase from Distributor of certain Brite computer equipment, including permitted reproductions, documenta-tion and any future software updates or modifications, which may be provided to Customer in Distributor's and Brite's discretion.

     3. SOFTWARE LICENSE. Subject to the terms and conditions of this Agreement, Distributor hereby grants to Customer and Customer accepts a nonexclusive, nontransferable and revocable license to use the Licensed Software in connection with the System being purchased, contemporaneously herewith, by Customer from Distributor, for Customer's own purposes in connection with operation of the System. In addition, Customer may use any manuals or other printed software materials in support of its use of the license granted hereunder. The license granted hereunder shall be for the Licensed Software solely in the object code form, it being the intention of the parties that the human readable (source code) form of the software shall not be disclosed to Customer.

     4.   WARRANTY; LIMITATION OF DAMAGES.

          A. Any System, or Licensed Software, which does not substantially perform Brite's published specifications for such System or Licensed Software, within one (1) year from the date of installation, shall be either repaired or replaced by Brite, at Brite's option, upon receipt of the defective item and a warranty claim. Repair or replacement of a defective item will not extend the warranty period beyond the original warranty expiration date.

          B. THERE ARE NO WARRANTIES THAT EXTEND BEYOND THE DESCRIPTION ON THE FACE HEREOF. THE WARRANTIES SET OUT HEREIN ARE EXCLUSIVE AND ANY CLAIMED IMPLIED WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR APPLICATION OR PURPOSE IS HEREBY SPECIFICALLY DISCLAIMED. EXCEPT AS SPECIFICALLY SET FORTH HEREIN, BRITE DOES NOT WARRANT THE SYSTEM, EQUIPMENT OR LICENSED SOFTWARE IN ANY MANNER. Brite shall not be liable for any direct, special, incidental or consequential damages, including lost profits, arising either out of this Sublicense Agreement, or Customer's use of or loss of use of the System. In no event shall Brite's entire liability with respect to a System exceed the purchase price paid to Brite for such System.

          5. INSTALLATION SITE. The computer equipment being purchased by Customer from Distributor and the Licensed Software shall be installed at:
__________________________ (the "Installation Site").

     6.   LICENSE RESTRICTIONS.

          A. LIMITED USE. No right is granted under this Agreement for use of the Licensed Software directly or indirectly by any third party, except Customer's end users that access the System.

          B. OWNERSHIP. The Licensed Software shall only be used in connection with the number of ports (telephone line connections) that Customer has purchased from Distributor. Customer acknowledges that the Licensed Software is copyrighted and is not in the public domain. Title to all intellectual property rights, including, but not limited to, patents, copyrights, trademarks, service marks and trade secret rights in and title to all copies of the Licensed Software (in any form) and all derivative works, updates, modifications, improvements and enhancements thereto shall remain in Brite. No title to or interest in such rights is transferred or assigned to Customer hereunder. Customer shall not remove any proprietary, copyright or trade secret legend information from any of the Licensed Software. The inclusion of a copyright notice on any of the Licensed Software shall not cause it to be, and shall not be construed to cause it to be, a published work.

          C. COPIES. Customer shall not directly or indirectly copy all or any part of the Licensed Software (including software that has been modified, merged or included with other software) except that Customer shall be entitled to make one copy of the Licensed Software to be stored as a backup. All copies of the Licensed Software (in any form) shall be subject to the terms of this Agreement.

          D. TRADE SECRET. Customer acknowledges that the Licensed Software represents a trade secret of Brite and Customer will treat such trade secret confidentially. Customer will take appropriate action, by instruction, agreement or otherwise, with any persons permitted access to the Licensed Software so as to enable Customer to satisfy Customer's obligation under this Agreement. Except as specifically permitted by this Agreement, Customer will not provide or otherwise make available to any person or entity any of the Licensed Software (in any form) without Brite's prior written consent.

          E. NONASSIGNMENT. The Customer's rights in and to the Licensed Software, as a result of this sublicense, may not be assigned, licensed or otherwise transferred, voluntarily, by operation of law or otherwise, without Brite's written consent.

          F. MODIFICATIONS. Customer shall not, directly or indirectly, modify, alter, reverse engineer, disassemble or decompile all or any part of the Licensed Software or make any attempt in any fashion to obtain the human readable (source code) form of the Licensed Software, unless otherwise agreed in writing in advance by Brite.

     7.   Term and Termination.

          A. This Agreement shall commence on the date hereof and shall remain in force indefinitely, except as terminated hereunder.

          B. This Agreement shall immediately terminate if any of the following occur:

               (1) The System purchased from Distributor by Customer is expanded or modified in any manner other than through the purchase of expansion or replacement equipment from Brite through Brite's distributor, or with Brite's specific written approval to such modification or expansion.

               (2)  Customer violates any provisions of this Agreement.

               (3) Customer violates the terms of its Purchase Agreement with Distributor.

               (4) Customer adds additional ports to the System without the purchase of appropriate equipment and the payment of an appropriate license fee to Brite through Distributor.

               (5) If the System in connection with which this sublicense is granted, is relocated from the Installation Site, unless agreed to in writing by Brite.

               (6)  If Customer shall become bankrupt or insolvent.

          C. Termination of this Agreement shall be in addition to any other remedies which either party or Brite may have under this Agreement or otherwise.

          D. Upon termination of this Agreement, Customer shall deliver to Distributor all Licensed Software and all material furnished by Distributor and all copies thereof, pertaining to the Licensed Software and shall warrant that all copies thereof have been returned.

     8. GOVERNING LAW. This Agreement shall be governed by the substantive law of the State of Kansas including the applicable United States copyright laws. Any proceeding relating to this Agreement shall be brought in the United States District Court for the District of Kansas in Wichita, Kansas or the Sedgwick County, Kansas District Court in Wichita, Kansas.

     9. Survival. The obligations of Customer under paragraphs 5, 6.C., 6.D. and 7 shall survive the expiration or termination of this Agreement, with or without cause.

     10. Modification. This Agreement may not be amended or modified, except by a writing executed by duly authorized represen-tatives of Customer, Distributor and Brite.


     IN WITNESS WHEREOF, this Agreement has been executed and agreed to by the parties on the dates set forth below, effective as of the date first set forth above.


Date
    ------------------------------        --------------------------------
                                          Distributor

Date
    ------------------------------        --------------------------------
                                          Customer

                             BILL OF SALE AND ASSIGNMENT


    KNOW ALL MEN BY THESE PRESENTS that BRITE VOICE SYSTEMS, INC., a Kansas corporation ("Assignor"), for and in consideration of good and valuable consideration to it in hand paid by IT NETWORK, INC., a Texas corporation ("Assignee"), the receipt and sufficiency of which are hereby acknowledged, and as provided by the terms and provisions of that certain Asset Purchase Agreement (the "Purchase Agreement") dated as of September 23, 1997, between Assignee and Assignor, does hereby GRANT, BARGAIN, SELL, ASSIGN, TRANSFER, CONVEY and DELIVER unto Assignee, its successors and assigns, the Assets (as defined in the Purchase Agreement).

    TO HAVE AND TO HOLD the Assets, unto Assignee, its successors and assigns, to their use and benefit forever.

    Assignor covenants that it has good and marketable title to the Assets, that it has the right to convey the same to Assignee, that the same are free and clear of all Encumbrances (as defined in the Purchase Agreement) except as otherwise set forth in the Purchase Agreement, and that Assignor, its successors and assigns will warrant and defend the title to the Assets unto Assignee, its successors and assigns forever against the lawful claims of all persons. Assignor hereby covenants and agrees with Assignee, its successors and assigns, that from time to time after the delivery of this instrument, at Assignee's request and without further consideration, Assignor will execute and deliver to Assignee such other and further instruments of transfer, assignment and conveyance and all such notices, releases, acquittances and other documents and will do or cause to be done all and every such further act as may be necessary to transfer, assign and convey to and vest in Assignee the Assets hereby granted, bargained, sold, assigned, transferred, conveyed and delivered to Assignee. No provision hereof shall be deemed to enlarge, amend or alter the terms or provisions of the Purchase Agreement with respect to the matters herein contained.

    IN WITNESS WHEREOF, this instrument is executed by Assignor by and through its partners to be effective as of ____________________, 1997.

                                  BRITE VOICE SYSTEMS, INC.



                                  By:-----------------------------------------
                                       Name:----------------------------------
                                       Title:---------------------------------

                                    EXHIBIT 3.2(k)


IT Network, Inc.
8140 Walnut Hill Lane, Suite 1000
Dallas, Texas  75231

Gentlemen and Ladies:

    We have acted as counsel for Brite Voice Systems, Inc., a Kansas corporation (the "Company"), in connection with the Asset Purchase Agreement (the "Purchase Agreement") dated September ____, 1997, by and between the Company and IT Network, Inc. This opinion is being issued in accordance with the requirements of Section 3.2(k) of the Purchase Agreement. All capitalized terms used in this opinion which are not otherwise defined herein shall have the same respective meanings as set forth in the Purchase Agreement.

    In our capacity as counsel for the Company and for the purposes of this opinion, we have examined copies of the following:

    A. The Purchase Agreement, together with the related Schedules and Exhibits thereto;

    B. A true and correct copy of the Articles of Incorporation of the Company as certified by the State of Kansas, office of the Secretary of State;

    C. A certificate dated ________________, 1997, issued by the State of Kansas, office of the Secretary of State, that the Company is in good standing and has a legal corporate existence;

    D.   A copy of the bylaws of the Company;

    E. The Minutes of a Special Meeting of the Board of Directors dated September ____, 1997, wherein the directors of the Company authorized the Company to enter into the Purchase Agreement, take all necessary actions and sign all necessary documents in connection with the consummation of the transactions contemplated thereby;

    F. Such statutes, ordinances, rules and regulations, published judicial and governmental decisions interpreting or applying the same, and such other official interpretations thereof as we have deemed applicable in connection with this opinion;

    G. Such other documents and matters as we have deemed necessary in connection with this opinion, subject to the limitations, assumptions, and qualifications noted below.

    We have, with respect to all factual matters, relied upon the certificates, telegrams and other written or telephoned statements of public officials and the statements of, and information furnished by, officers of the Company. Although nothing has come to our attention which has caused us to question and give us reasonable grounds to question the accuracy of any such certificate or representation, we have not made any independent investigation or review of such certificates or representations except as specifically noted within this opinion.

    In researching the opinions set forth herein, we have assumed without any investigation, and to our knowledge there are no facts inconsistent with, the following:

    1. All signatures on all documents submitted to us are genuine. Each natural person who is not an officer of the Company executing any document, whether individually or on behalf of a business entity, is duly authorized to do so.

    2. All documents submitted as originals are authentic and all copies conform to the authentic original documents.

    3.   All records of the Company submitted to us are accurate.

    4. All natural persons, including all natural persons acting on behalf of a business entity, are legally competent.

    5. IT Network, Inc. has the requisite power and authority to consummate the transactions contemplated by the Purchase Agreement and to execute and deliver the applicable documents.

    6. IT Network, Inc. has duly authorized, executed and delivered the Purchase Agreement and the Purchase Agreement is valid and enforceable against it.

    Based upon and subject to the foregoing, and subject further to the limitations, assumptions and qualifications set forth herein, it is our opinion that, as of the date of this letter:

    (a) The Company is a corporation duly organized, validly existing, and in good standing under the laws of the State of Kansas.

    (b) The Company has the corporate power and authority to execute and deliver the Purchase Agreement and all agreements, instruments and documents to be executed and delivered thereunder by the Company (the "Ancillary Documents"), to consummate the transactions contemplated thereby and to perform all terms and conditions thereof to be performed by it.

    (c) The execution and delivery by the Company of the Purchase Agreement and the Ancillary Documents, the performance by the Company of all the terms and conditions thereof to be performed by it and the consummation of the transactions contemplated thereby, have been duly authorized and approved by the Company's Board of Directors, and no other proceedings of the Company are necessary with respect thereto. All persons who have executed and delivered the Purchase Agreement and the Ancillary Documents have been duly authorized to do so by all necessary actions on the part of the Company.

    (d) Each of the Purchase Agreement and the Ancillary Documents constitutes the valid and legally binding obligation of the Company, enforceable against the Company in accordance with its respective terms.

    (e) The Bill of Sale delivered by the Company under the Agreement is effective to transfer to IT Network, Inc. the Company's interests in the Assets which are tangible property referred to in such Bill of Sale.

    In addition to the qualifications and assumptions set forth above, the opinions herein are also subject to the following qualifications:

    (1) The opinions expressed herein are subject and limited in all respects to (a) bankruptcy, insolvency, reorganization, fraudulent conveyance, arrangement, moratorium, and other laws and procedures relating to or affecting creditors' rights generally or the collection of debtors' obligations generally (regardless of whether such enforceability is considered in equity or at law);
(b) the availability of specific performance, injunctive relief, and/or other equitable remedies; (c) the exercise of judicial discretion; and (d) the requirement that determinations be made and actions taken on a reasonable basis and in good faith.

    (2) We have not conducted any search of public records or made any other inquiry concerning the state of title of the assets of the Company and we express no opinion with regard to the title of the assets of the Company.

    (3) The opinions expressed herein are based upon applicable provisions of the laws of the State of Kansas as currently in effect and no other jurisdiction. We express no opinion as to any other laws, statutes, ordinances, rules or regulations.

    (4) This opinion is issued as of the date hereof and is in all respects qualified with respect to events or changes in applicable law occurring subsequent hereto. Any deviation from the facts, assumptions, qualifications, limitations, and conditions set forth herein could warrant a different conclusion. We assume no obligation to supplement the opinions rendered herein if, after the date hereof, any laws change or we become aware of any facts that might change such opinions.

    (5) The opinions rendered herein are limited to matters set forth in this letter. No other opinions should be inferred beyond the matters expressly stated.

    The opinions expressed in this letter may be relied upon solely by you and solely with respect to the consummation of the sale by the Company of the Assets under the Purchase Agreement, and may not be reproduced, duplicated, excerpted, quoted, in whole or in part, or otherwise referred to, shown disseminated or delivered to, or relied upon by any other person for any reason whatsoever, without the specific prior written consent of this firm.



                             Very truly yours,











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

                         ASSIGNMENT AND ASSUMPTION AGREEMENT


    THIS ASSIGNMENT AND ASSUMPTION AGREEMENT (this "Assignment") dated as of ________________, 1997, is by and between IT NETWORK, INC., a Texas corporation ("Buyer"), and BRITE VOICE SYSTEMS, INC., a Kansas corporation ("Seller").

    WHEREAS, pursuant to the Asset Purchase Agreement dated as of September 23, 1997 between Buyer and Seller (the "Asset Purchase Agreement"), Buyer agreed to purchase, and Seller agreed to sell, certain assets and properties of Seller; and

    WHEREAS, as part of the Asset Purchase Agreement, Seller agreed to sell, assign, Transfer, deliver and convey to Buyer the advertising sales, audio feed and services contracts and agreements listed or described on Schedule 1.1(a) of the Asset Purchase Agreement and any additional contracts and agreements entered into by Seller in connection with the Business from and after September 23, 1997 to the date hereof, which Contracts are identified on SCHEDULE 1.1(a) attached hereto (the "Assigned Agreements"), and all rights, including rights of refund and offset, privileges, deposits, claims, causes of action and options in favor of Seller relating or pertaining to the Contracts and arising on or after the date hereof; and Buyer agreed to assume all liabilities and obligations of Seller under the Assigned Agreements, but only to the extent that such liabilities and obligations arise and relate to periods beginning on or after the date hereof (the "Assumed Liabilities");

    ACCORDINGLY, the parties hereto agree as follows:

    1. ASSIGNMENT. Sellers hereby assigns, sells, transfers and conveys to Buyer the Assigned Agreements denoted by a "*" on Schedule 1.1(a) hereto, and all rights, including rights of refund and offset, privileges, deposits, claims, causes of action and options in favor of Seller relating or pertaining to the Assigned Agreements and arising on or after the date hereof. Seller and Buyer agree that the Assigned Agreements not denoted by a "*" shall be governed by
Section 7.10 of the Asset Purchase Agreement.

    2. ASSUMPTION. Buyer accepts such assignment of the Assigned Agreements and agrees to assume and perform all obligations of Seller under the Assigned Agreements, but only to the extent that such liabilities and obligations arise and relate to periods beginning on or after the date hereof.

    3. DEFINED TERMS. Capitalized terms used and not otherwise defined herein shall have the respective meanings ascribed to such terms in the Asset Purchase Agreement.

    4. FURTHER ASSURANCES. The parties hereto covenant and agree that they will execute such further instruments and documents as are or may be necessary or convenient to effectuate and carry out the transaction contemplated by this Assignment, or to assign from time to time the Assigned Agreements not assigned on the date hereof at the request of Buyer.

    5. ASSET PURCHASE AGREEMENT. No provision hereof shall be deemed to enlarge, amend or alter the terms or provisions of the Asset Purchase Agreement with respect to the matters herein contained.

    WITNESS the following signatures affixed hereto as of the date first written above.


                                    IT NETWORK, INC.


                                    By:
                                       -------------------------------------


                                    BRITE VOICE SYSTEMS, INC.


                                    By:
                                       -------------------------------------






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